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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐ ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Janus Capital Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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March 13, 2015

Dear Shareholder:

We cordially invite you to attend the 2015 Annual Meeting of Shareholders ("Annual Meeting") of Janus Capital Group Inc., which will be held at the JW Marriott Hotel, 150 Clayton Lane, Denver, Colorado, on Friday, April 24, 2015, at 10:00 a.m. local time.

At the Annual Meeting, you will be asked to vote on proposals to (i) elect eleven directors named in the accompanying Proxy Statement; (ii) ratify the appointment of our independent auditor; (iii) approve, by non-binding vote, executive compensation (say on pay vote); (iv) approve and adopt an amendment to the Amended and Restated Janus 2010 Long-Term Incentive Stock Plan to increase authorized shares and increase grant limits; and (v) consider other business as may properly come before the meeting.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or before March 13, 2015, a Notice of Internet Availability of Proxy Materials ("Notice") to our shareholders of record and beneficial owners as of the close of business on March 2, 2015, the record date for the Annual Meeting. On the date of mailing of the Notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on the following websites: www.proxyvote.com and at ir.janus.com in the "Documents" subsection under "SEC Filings."

The Notice will also identify (i) the date, time and location of the Annual Meeting; (ii) the matters to be acted upon at the Annual Meeting and the recommendation of our Board of Directors with regard to such matters; (iii) a toll-free telephone number, an email address, and a website where shareholders can request a paper or e-mail copy of the Proxy Statement and a form of proxy relating to the Annual Meeting; (iv) information about how to access and vote using the form of proxy; and (v) information about how to obtain directions to attend the Annual Meeting and vote in person. These proxy materials will be available free of charge.

Your vote is important.    We encourage you to access and read the proxy materials and vote promptly. If you attend the Annual Meeting, you may vote in person even if you previously voted by proxy. Thank you for your interest and support.

Sincerely,

Glenn S. Schafer
 Chairman of the Board

PROXY STATEMENT TABLE OF CONTENTS

Actual Total Variable Compensation	40
Other NEO Compensation	42
Other NEO Compensation Decisions	43
Tying Other NEO Compensation to Performance	43
Elements of Executive Compensation	49
Compensation Program Objectives	49
Principal Components of the Janus Pay for Performance Approach	49
Future Executive Compensation Structure	51
Compensation Decision-Making Process	51
Risk Considerations	51
Peer Groups	51
Role of Compensation Consultants	53
Role of Executive Officers	53
Additional Compensation Practices and Policies	53
Ownership Guidelines	53
Severance Guidelines	54
Change in Control	54
Clawback Policy	54
Anti-Hedging and Anti-Pledging Policies	55
Grant Procedures for Long-Term Incentive Awards	55
Perquisites and Other Benefits	55
Section 162(m) Compliance	55
Compensation Committee Report on Executive Compensation	56
Executive Compensation	57
Summary Compensation Table	57
Grants of Plan-Based Awards in 2014	60
Employment Arrangements with Named Executive Officers	60
Equity and Other Incentive Compensation Arrangements with Named Executive Officers	61
Outstanding Equity Awards at 2014 Year-End	64
2014 Restricted Stock Vested	65
Pension Benefits	65
Non-Qualified Deferred Compensation	65
Termination and Change in Control Arrangements with Named Executive Officers	65
PROPOSAL NO. 3: Non-Binding Advisory Vote to Approve Executive Compensation (Say on Pay Vote)	70
Effect of Say on Pay Vote	70
Vote Required for Approval	70
PROPOSAL NO. 4: Approval and Adoption of an Amendment to the Amended and Restated Janus 2010 Long-Term Incentive Stock Plan to Increase Authorized Shares and Increase Grant Limits	71
Summary	71
Dilution and Historical Share Usage	72
Terms and Provisions	73
General Description of the Amended and Restated 2010 LTI Plan	73
History	74
Shares Authorized	74
Eligibility and Participation	74
Plan Administration	75
Types of Awards	75
Performance Criteria	76
Section 162(m) Awards	77

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JANUS CAPITAL GROUP INC.
151 Detroit Street
Denver, Colorado 80206

 PROXY STATEMENT

This Proxy Statement, available to shareholders as of March 13, 2015, is provided in connection with the solicitation of proxies by the Board of Directors of Janus Capital Group Inc. ("Board" or "Board of Directors") for the 2015 Annual Meeting of Shareholders ("Annual Meeting") to be held on Friday, April 24, 2015, at 10:00 a.m., local time in Denver, Colorado. In this Proxy Statement, we may refer to Janus Capital Group Inc. as the "Company," "Janus," "we," "us" or "our."

Important Notice Regarding the Availability of Proxy Material

In accordance with rules and regulations of the U.S. Securities and Exchange Commission ("SEC"), instead of mailing a printed copy of the proxy materials to each shareholder of record or beneficial owner, we are furnishing proxy materials, which include this Proxy Statement, to our shareholders over the Internet. If you have received a Notice of Internet Availability of Proxy Materials ("Notice") by mail, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

The Notice will be available to shareholders on or before March 13, 2015.

Voting Information

  Shareholders Entitled to Vote

Holders of the Company's common stock, par value $0.01 per share ("common stock"), at the close of business on March 2, 2015 ("Record Date"), are entitled to one vote for each share owned on that date on each matter presented at the Annual Meeting. On the Record Date, 187,239,178 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

  Proposals You May Vote On

Voting Matters	Board Vote Recommendation	Page Reference (for more details)

Election of eleven directors	FOR EACH DIRECTOR NOMINEE	6

Ratification of Deloitte & Touche LLP as independent auditor for 2015	FOR	24

Non-binding advisory vote to approve the Company's 2014 executive compensation	FOR	70

Approve and adopt an amendment to the Amended and Restated Janus 2010 Long-Term Incentive Stock Plan to increase authorized shares and increase grant limits	FOR	71

Transact other business that properly comes before the meeting	N/A	N/A

  Votes Required to Conduct Business at the Annual Meeting

In order to take any action at the Annual Meeting, a majority of the Company's outstanding shares of common stock as of the Record Date must be present in person or by proxy and entitled to vote at the Annual Meeting, or any adjournment or postponement thereof. This is called a quorum.

The voting results will be tallied by the Inspectors of Election: Broadridge Financial Solutions, Inc. and two members of management. A Current Report on Form 8-K will be filed with the SEC within four business days following the Annual Meeting to report the voting results.

  Voting of Proxies by Management Proxy Holders

The Board has appointed Mr. Richard M. Weil, our Chief Executive Officer, and Mr. Bruce Koepfgen, our President, as the management proxy holders for the Annual Meeting. Your shares will be voted by the management proxy holders in accordance with the instructions on the proxy card that you properly execute and submit. For shareholders who return their proxy card without indicating how to vote their shares, the proxy will be voted as the Board recommends, which is:

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  FOR the election of each director nominee;

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  FOR the ratification of Deloitte & Touche LLP ("Deloitte") as independent auditor for 2015;

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  FOR the advisory vote to approve the Company's 2014 executive compensation; and

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  FOR the approval and adoption of an amendment to the Amended and Restated Janus 2010 Long-Term Incentive Stock Plan ("Amended and Restated 2010 LTI Plan") to increase authorized shares and increase grant limits.

All of the matters we knew about as of the Record Date to be brought before the Annual Meeting are described in this Proxy Statement. If any other matters come before the Annual Meeting to be voted on, the management proxy holders will vote, act, and consent on those matters at their discretion.

  Votes Required for Each Proposal

  Broker Non-Votes

A "broker non-vote" occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under the current rules for the New York Stock Exchange ("NYSE"), brokers have discretionary authority to vote on "routine" matters, which includes the ratification of Deloitte as the Company's independent auditor for 2015. Brokers do not have discretionary authority to vote on "non-routine" proposals, including the election of directors, non-binding advisory vote to approve the Company's 2014 executive compensation, and the approval of an amendment to our Amended and Restated 2010 LTI Plan.

  Voting Requirements

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each of the other proposals, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of "Broker Non-Votes"

Election of eleven directors	For, against, or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee (see "– Majority Voting Policy" below for more information)	No effect	No effect

Ratification of Deloitte & Touche LLP as independent auditor for 2015	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon	Treated as votes against	Brokers have discretion to vote

Non-binding advisory vote to approve the Company's 2014 executive compensation	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon	Treated as votes against	No effect

Approve and adopt an amendment to the Amended and Restated Janus 2010 LTI Plan to increase authorized shares and increase grant limits	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon	Treated as votes against	No effect

  Majority Voting Policy

If a current director does not receive a majority of the votes cast, the director shall offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the offer of resignation, or whether other action should be taken. The Board will act on the recommendation of the Nominating and Corporate Governance Committee and publicly disclose its decision within 90 days from the date of the certification of the election results.

  How to Vote

As described in the Notice, you may vote by proxy or in person at the Annual Meeting. You may vote by proxy even if you plan to attend the Annual Meeting.

  Voting by Proxy

If you hold shares of common stock in your name as a holder of record ("registered shareholder"), you can vote your shares by one of the following methods:

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  By Internet – You may submit a proxy electronically via the Internet at www.proxyvote.com until 11:59 p.m. EDT on April 23, 2015. Please have your proxy card or Notice in hand when you log on to the website.

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  By Telephone – You may submit a proxy by telephone, toll-free at 1-800-690-6903 until 11:59 p.m. EDT on April 23, 2015. Please have your proxy card or Notice in hand when you call.

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  By Mail – You may request a paper proxy card in accordance with the instructions contained in the Notice and then complete, sign and date the proxy card and return it so that it is received by 11:59 p.m. EDT on April 23, 2015.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the registered shareholder with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other registered shareholder on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.

  Voting at the Annual Meeting

Submitting your proxy prior to the Annual Meeting does not limit your right to vote in person at the Annual Meeting if you decide to do so. If you wish to vote in person at the Annual Meeting, we will pass out written ballots for such purpose as requested; however, if you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and bring it to the Annual Meeting to vote in person at the Annual Meeting. Directions to the Annual Meeting from Denver International Airport are as follows:

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  Take Pena Boulevard to I-70 westbound.

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  Take the Colorado Boulevard exit (Exit 276B).

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  Turn left (south) onto Colorado Boulevard.

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  Turn right (west) onto East 1st Avenue.

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  Turn right (north) onto Clayton Lane; go 1/2 block to the JW Marriott at 150 Clayton Lane.

  Revoking Your Proxy

If you are a registered shareholder, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by one of the following methods:

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  Deliver a written notice of revocation to the General Counsel and Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206 by 5:00 p.m. Denver time on April 23, 2015.

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  Complete, sign, and timely submit a new proxy card with a later date.

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  Timely submit a proxy with new voting instructions using the telephone or Internet voting system.

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  Vote in person at the Annual Meeting (merely attending the Annual Meeting will not revoke your proxy).

  Postponement or Adjournment of the Annual Meeting

If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting in the manner described in this Proxy Statement. You will still be able to revoke your proxy until it was voted at the postponed or adjourned meeting.

  Attendance at the Annual Meeting

You will need proof of ownership to enter the Annual Meeting. If you are a beneficial owner of shares and you plan to attend the Annual Meeting, you must present proof, such as a bank or brokerage account statement, of your ownership of Janus common stock as of the Record Date to be admitted to the Annual Meeting.

If you are a registered shareholder, representatives of Janus will confirm your shareholder status at the Annual Meeting. You must present a form of personal identification to be admitted to the Annual Meeting. NO CAMERAS, RECORDING EQUIPMENT, ELECTRONIC DEVICES, BAGS, BRIEFCASES, PACKAGES OR SIMILAR ITEMS WILL BE PERMITTED AT THE ANNUAL MEETING.

  Special Instructions Apply for Employee Plan Shares

Each participant in the Employee Stock Ownership Plan ("ESOP") of Janus and the Kansas City Southern ("KCS") 401(k) Plan may instruct the respective trustee of these plans on how to vote the shares of Janus common stock held on behalf of the participant. The trustee of each plan must receive your voting instructions for the common stock allocated to your ESOP or 401(k) account before April 22, 2015. If the trustee for the Janus ESOP or the KCS 401(k) Plan does not receive your voting instructions before April 22, 2015, it will vote those shares, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, in the same proportion as the voting instructions that it receives from other Janus ESOP or KCS 401(k) plan account holders (as applicable). You may vote your shares (i) over the Internet at www.proxyvote.com until 11:59 p.m. EDT on April 21, 2015; (ii) by telephone, toll-free at 1-800-690-6903 until 11:59 p.m. EDT on April 21, 2015; or (iii) by requesting a paper proxy card from Janus in accordance with the instructions contained in the Notice and completing, signing, and dating the proxy card and returning it so that it is received by April 21, 2015.

On March 2, 2015, there were 1,353,105 outstanding Janus shares in the Janus ESOP and 213,344 outstanding Janus shares in the KCS 401(k) Plan.

Cost of Proxy Solicitation

We will pay the expenses of preparing the Notice and other proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees (who will receive no additional compensation for soliciting), and Georgeson Inc., our proxy solicitation agent, may solicit your proxy by telephone or other means. We will pay Georgeson Inc. a fee of $12,000 plus expenses and will reimburse brokers for costs they incur in mailing the Notice and any other proxy materials.

 PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors currently has 11 directors with no vacancies.

  Information about Director Nominees

The director nominees, Timothy K. Armour, G. Andrew Cox, Jeffrey J. Diermeier, Eugene Flood, Jr., J. Richard Fredericks, Deborah R. Gatzek, Seiji Inagaki, Lawrence E. Kochard, Glenn S. Schafer, Richard M. Weil, and Billie I. Williamson are nominated for election as directors of the Company for one-year terms and, if elected, will hold office until the 2016 annual shareholders meeting or until their successors are elected and qualify. Ms. Williamson was appointed to the Board on March 3, 2015. The director nominees are all current directors of the Company. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of the director nominees will be unable to stand for election, but if that were to happen, the Board of Directors may reduce the size of the Board, designate a substitute candidate or leave the vacancy unfilled. If a substitute candidate is designated, proxies cast for the original director candidate will be cast for the substituted candidate. Ages shown below are as of April 24, 2015.

Director	Skills and Qualifications

Timothy K. Armour, 66	In determining that Mr. Armour should serve as a director of the Company, the Board of Directors identified Mr. Armour's extensive experience related to mutual fund and other asset management companies, domestic and international distribution channels, the evaluation of investment products and investment performance, and his experience as an executive officer at Morningstar and Stein Roe & Farnham.

Company

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Director of the Company since March 2008

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Served as Interim Chief Executive Officer of the Company from July 2009 to February 2010

Other current experience

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Independent chairman of AQR Funds' board of trustees (a mutual fund investment company)

Previous experience

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Director of AARP Services Inc. (a non-profit organization for retired persons) from 2008 to 2014

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Director of ETF Securities (a private issuer of exchange traded funds and commodities)

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Managing Director of Morningstar Inc. from 2000 until his retirement in March 2008 (Morningstar provides investment research, including stock and fund analysis, reports and tools as well as company, investing and financial news)

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President of Morningstar Inc. from 1999 to 2000 and Chief Operating Officer from 1998 to 1999

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President of the Mutual Funds Division of Stein Roe & Farnham, Incorporated from 1992 to 1998

Director	Skills and Qualifications

G. Andrew Cox, 71	In determining that Mr. Cox should serve as a director of the Company, the Board of Directors identified Mr. Cox's extensive investment management, mutual fund and investment adviser experience as a senior member of the investment team for The Dreyfus Founders Family (formerly The Founders Family) of Mutual Funds, Berger Associates and Montgomery Partners, and his general executive management experience as a senior executive officer at Founders Family.

Company

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Director of the Company since October 2002

Other Current Experience

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Treasurer and member of the board of directors for the Rocky Mountain Children's Choir

Previous experience

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Director of Montgomery Partners and Trustee of The Montgomery Funds, The Montgomery Funds II and The Montgomery Funds III from 1989 to 2004

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Portfolio manager for Berger Associates from 1972 to 1976

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Vice President of investments and portfolio manager at The Dreyfus Founders Family (formerly The Founders Family) of Mutual Funds from 1976 to 1988

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Visiting professor at the Daniels College of Business, University of Denver from 1999 to 2011

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Adjunct professor at the Daniels College of Business, University of Denver from 1995 to 1999

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Has served on the boards of several non-profit organizations

Director	Skills and Qualifications

Jeffrey J. Diermeier, 62	In determining that Mr. Diermeier should serve as a director of the Company, the Board of Directors identified Mr. Diermeier's extensive oversight experience related to financial reporting and corporate governance standards as a trustee of the Board of the Financial Accounting Foundation, CFA Institute experience, mutual fund and investment adviser oversight experience while at UBS, corporate oversight as a member of several boards of directors and committees, and his general executive management experience at UBS and its predecessor entity.

Company

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Director of the Company since March 2008

Other current experience

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Director of the University of Wisconsin Foundation (a non-profit fundraising and endowment management organization) and former chairman of its investment committee

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Director of Adams Street Partners (a private equity firm) since January 2011

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Co-owner and Chairman of L.B. White Company (a heating equipment manufacturer) since 2010

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Trustee of the Board of the Financial Accounting Foundation (oversees the Financial Accounting Standards Board and the Government Accounting Standards Board) since January 2009 and Chairman of the Trustees since November 2012

Previous experience

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President and Chief Executive Officer of the CFA Institute (a non-profit educational organization for investment professionals) from 2005 to January 2009

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Advisory board member of Stairway Partners, LLC (a registered investment adviser) from March 2005 to December 2012 and currently a minority owner

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Chief Investment Officer of UBS Global Asset Management from 2000 to 2004

Director	Skills and Qualifications

Eugene Flood, Jr., 59	In determining that Mr. Flood should serve as a director of the Company, the Board of Directors identified Mr. Flood's extensive investment management, mutual fund and investment adviser experience as a trustee for CREF and TIAA-CREF, his senior management experience with Smith Breeden Associates and Morgan Stanley, and his economic-focused academic background. Mr. Flood has a Ph.D. in Economics from the Massachusetts Institute of Technology.

Company

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Director of the Company since January 2014

Other current experience

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Director of The Foundation for the Carolinas, a non-profit group since 2012

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Chairman, Advisory Board, Institute for Global Health and Infectious Diseases, University of North Carolina, Chapel Hill

Previous experience

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Executive Vice President of TIAA-CREF from 2011 until his retirement in 2012

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CREF board of trustees and TIAA-CREF's mutual fund board of trustees for seven years, chairing the investment committee

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President and Chief Executive Officer of Smith Breeden Associates (a North Carolina-based fixed income asset manager) for 12 years

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A range of trading and investment positions with Morgan Stanley from 1987 to 1999

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Assistant Professor of Finance at Stanford Business School from 1982 to 1987

Director	Skills and Qualifications

J. Richard Fredericks, 69	In determining that Mr. Fredericks should serve as a director of the Company, the Board of Directors identified Mr. Fredericks' extensive investment management, security analyst, and investment banking experience and his corporate oversight experience as a member of several boards of directors.

Company

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Director of the Company since October 2006

Other current experience

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Managing Director of the money management firm Main Management LLC

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Director of Cadence Bancorp LLC (a bank holding company formerly known as Community Bancorp LLC)

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Advisory Board Member of Chambers & Chambers Wine Merchants, LLC (an importer and distributor of fine wines)

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Director on the boards of several non-profit organizations

Previous experience

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International advisory board member of Komatsu Ltd. from 2003 to 2005

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Director of Chiron Corporation until it was acquired by Novartis International AG from February 2003 to April 2006

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U.S. Ambassador to both Switzerland and Liechtenstein from 1999 to 2001

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Director of BanCorp Hawaii in 1999

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Banc of America Securities (formerly Montgomery Securities), initially as a partner and later as Senior Managing Director, from 1977 to 1999

Director	Skills and Qualifications

Deborah R. Gatzek, 66	In determining that Ms. Gatzek should serve as a director of the Company, the Board of Directors identified Ms. Gatzek's extensive experience in mutual fund, broker dealer, investment adviser, and corporate governance matters in her roles as the chief legal adviser at ING Americas and Franklin Resources; as a partner at Stradley, Ronan, Stevens & Young; and as special counsel for the SEC. The Board of Directors also considered her legal, academic, and general executive management experiences in senior and executive positions at ING Americas; Franklin Resources; and Stradley, Ronan, Stevens & Young. Ms. Gatzek's experience with public company filings, business practices, and strategies also benefits the Board.

Company

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Director of the Company since March 2004

Other current experience

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Securities law attorney

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Serves on the boards of three non-profit organizations

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Principal, Oversight and Governance Solutions, LLC

Previous experience

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Chief Counsel to the Mutual Fund and Broker Dealer subsidiaries of ING Americas (an investment management firm) from 2001 to 2003

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Partner at the law firm of Stradley, Ronan, Stevens & Young from 2000 to 2001

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Senior Vice President and General Counsel of Franklin Resources, Inc. (an investment management firm) from 1983 through 1999

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Special counsel for the SEC and regional counsel for FINRA

Director	Skills and Qualifications

Seiji Inagaki, 51	In determining that Mr. Inagaki should serve as a director of the Company, the Board of Directors identified Mr. Inagaki's extensive experience in the financial service industry outside of the U.S., his specific roles supporting securities research and investments, risk management, asset management and corporate planning at Dai-ichi Life, and his role as Vice Chair of the BIAC (Business and Industry Advisory Committee to the Organisation for Economic Co-operation and Development (OECD)) Economic Policy Committee.

Company

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Director of the Company since January 2013.

–

Mr. Inagaki was appointed director on January 22, 2013 after being designated by Dai-ichi Life Insurance Company, Limited ("Dai-ichi Life") as its representative for appointment to the Company's Board. This right was granted to Dai-ichi Life as a result of the Investment and Strategic Cooperation Agreement (the "Agreement") between Dai-ichi Life and the Company. In accordance with the Agreement, Dai-ichi Life was granted the right to designate a representative for appointment to the Company's Board after it acquired at least 15% of the issued and outstanding shares of the Company's stock, with such right continuing as long as Dai-ichi Life maintains ownership of at least 15% of the issued and outstanding shares of the Company's common stock or until the right is otherwise terminated in accordance with the terms of the Agreement. Before his appointment to the Board, the Nominating Committee met with Mr. Inagaki, reviewed his background and business experience and determined that Mr. Inagaki possessed the membership criteria for non-employee directors as set forth in the Governance Guidelines.

Other current experience

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Joined the Dai-ichi Mutual Life Insurance Company, the predecessor of Dai-ichi Life in April 1986, supporting numerous key areas related to securities research and investments, risk management, investment planning, and corporate planning

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Executive Officer of Dai-ichi Life since April 2012, oversight of Dai-ichi Life's Corporate Planning Department and Head of Group Management Strategy Unit since April 2013

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Member of The Business and Industry Advisory Committee to the OECD, serving as Vice Chair of the Economic Policy Committee

Director	Skills and Qualifications

Lawrence E. Kochard, 58	In determining that Mr. Kochard should serve as a director of the Company, the Board of Directors identified Mr. Kochard's extensive experience related to investment management, investment adviser oversight, general executive management and his economic focused academic background while a senior executive officer on the investment teams of University of Virginia, Georgetown University, Virginia Retirement System, Fannie Mae, and The Goldman Sachs Group. Mr. Kochard has a Ph.D. in Economics from the University of Virginia.

Company

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Director of the Company since March 2008

Other current experience

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Chief Executive Officer of the University of Virginia Investment Management Company

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Member of the Investment Advisory Committee of the Virginia Retirement System since March 2011

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Member of the board and Chair of the Investment Committee for the Virginia Environmental Endowment since April 2013.

Previous experience

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Chairman of the College of William & Mary Investment Committee from October 2005 to October 2011

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Chief Investment Officer for Georgetown University from 2004 to 2010

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Managing Director of Equity and Hedge Fund Investments for the Virginia Retirement System from 2001 to 2004

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Assistant Professor of Finance at the McIntire School of Commerce at the University of Virginia from 1999 to 2001

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Financial analysis and planning, corporate finance and capital markets roles with DuPont de Nemours and Company, Fannie Mae and The Goldman Sachs Group, Inc.

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Chartered Financial Analyst designation

Director	Skills and Qualifications

Glenn S. Schafer, 65	In determining that Mr. Schafer should serve as a director of the Company, the Board of Directors identified Mr. Schafer's extensive accounting and financial experience as a former Chief Financial Officer at Pacific Life, investment and capital management experience as a senior executive and board member of Pacific Life, corporate oversight experience as a member of several boards of directors and committees, and general executive management experience as a senior executive and board member of Pacific Life.

Company

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Director of the Company since December 2007

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Chairman of the Board of Directors since April 27, 2012

Other current experience

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Director of Skilled Healthcare Group, Inc. (a holding company with subsidiaries that operate nursing and assisted living facilities)

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Director of GeoOptics LLC (a weather satellite manufacturer)

Previous experience

•

Director of the Michigan State University Foundation (a non-profit fundraising corporation) from 2004 to 2014

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Board of directors for Scottish Re Group from 2006 to 2007

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Vice Chairman of Pacific Life Insurance Company from April 2005 until his retirement in December 2005

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Member of Pacific Life Insurance Company's board of directors and President of Pacific Life from 1995 to 2005

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Executive Vice President and Chief Financial Officer of Pacific Life from 1991 to 1995

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Non-executive Chairman of Beckman Coulter,  Inc. (a biomedical testing products developer and manufacturer)

Director	Skills and Qualifications

Richard M. Weil, 51	In determining that Mr. Weil should serve as a director of the Company, the Board of Directors believes that the CEO of the Company should be a member of the Board of Directors and identified Mr. Weil's extensive business and legal experience in the investment management industry; his general executive management experience as a senior executive officer at PIMCO; and as a lawyer at Simpson Thacher & Bartlett LLP. The Board of Directors also considered his extensive experience in the development and oversight of global company operations.

Company

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Chief Executive Officer ("CEO") and a director of the Company since February 2010

•

Member of the Company's executive committee

•

Member of the Board of Directors of the Company's subsidiaries, INTECH Investment Management LLC ("INTECH") and Perkins Investment Management LLC ("Perkins")

Previous experience

•

Global head of Pacific Investment Management Company LLC ("PIMCO") Advisory (an investment management firm) from February 2009 until joining Janus in February 2010

•

Member of the board of trustees for the PIMCO funds from February 2009 to February 2010

•

PIMCO's Chief Operating Officer from 2000 to 2009, during which time he:

•

led the development of PIMCO's global business;

•

founded PIMCO's German operations;

•

was responsible for PIMCO's operations, technology, fund administration, finance, human resources, legal, compliance, and distribution functions; and

•

managed PIMCO's non-U.S. offices

•

served on PIMCO's executive committee

•

General counsel for PIMCO Advisors LP from January 1999 to August 2000

•

Bankers Trust Global Asset Management from 1994 to 1995 in their hedge fund business

•

Attorney with the law firm Simpson Thacher & Bartlett LLP in New York from September 1989 to 1994

•

Member of Security Industry and Financial Markets Association's ("SIFMA") board of directors and chaired the SIFMA asset management industry group until 2010

Director	Skills and Qualifications

Billie I. Williamson, 62	In determining that Ms. Williamson should serve as a director of the Company, the Board of Directors identified Ms. Williamson's significant expertise in financial reporting and audit process. The Board also considered her understanding of technology control implementation and protocols for business dealing in foreign countries as a Senior Global Client Serving Partner at Ernst & Young L.L.P. and her corporate oversight, financial reporting and controls experience as a member of several boards of directors and audit and financial committees. Ms. Williamson is a Certified Public Accountant.

Company

•

Director of the Company since March 2015

Other current experience

•

Director and member of Audit and Nominating Corporate Governance Committees of Exelis Inc. (a global aerospace, defense, information and services company)

•

Director and member of Audit Committee of Pentair plc (an industrial machinery company)

•

Director and Chairman of the Audit Committee of Energy Future Holdings Corporation (the largest private utility in Texas)

•

Co-Chairman of the Dallas Chapter of Women Corporate Directors

•

Director of the North Texas Chapter of the National Association of Corporate Directors ("NACD") and a NACD Leadership Fellow

•

Director on the boards of several non-profit organizations

Previous experience

•

Senior Global Client Serving Partner at Ernst & Young L.L.P. from 1998 until retirement in December 2011, and served on the Americas Executive Board of Ernst & Young L.L.P.

•

Lead Independent Director and member of Audit, Compensation and Transaction Committees of Annie's Inc. from March 2012 until completion of the sale of the company in October 2014

•

Senior Vice President, Finance and Corporate Controller at Marriott International, Inc. from 1996 to 1998

•

Chief Financial Officer of AMX Corporation from 1993 to 1996

  Vote Required for Approval

For a nominee to be elected, the number of shares voted "for" the nominee must exceed the number of shares voted "against" the nominee. Abstentions and broker non-votes, if any, have no effect on this proposal.

The Board of Directors recommends a vote "FOR" the election of each of the above nominees.

  Retiring and Retired Directors

Paul Balser, a director of the Company since June 2000, retired from the Board of Directors on April 23, 2014.

Corporate Governance

  Board Leadership Structure

Mr. Schafer, an independent director, currently serves as Chairman of the Board of Directors. Mr. Weil serves as our CEO. The separation of the roles of Chairman and CEO has been in place since January 2006. We believe this structure positions our CEO as the leader of the Company and provides strong leadership for the Board by its Chairman. We also believe that the current Board leadership structure is appropriate given the industry-specific responsibilities of our CEO, which have increased in recent years as a result of the economic and regulatory climate. However, we recognize that a different board leadership structure may be appropriate under different business circumstances.

The Board of Directors conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. As part of this annual process, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its shareholders.

  Board of Directors Independence Determination

The Board of Directors has established criteria for determining if a director is independent from management. These criteria follow the director independence criteria contained in the NYSE Listing Standards and are identified in our Corporate Governance Guidelines ("Governance Guidelines") available on the Company's website at ir.janus.com in the "Governance Documents" section. In determining the independence of the directors, the Board reviewed and considered all relationships between each director (and any member of his or her immediate family) and the Company. Based on that review and the Company's independence criteria, the Board affirmatively determined that all directors are independent directors except for Mr. Weil, our CEO. In addition, all members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent.

  Director Nomination Process and Diversity

We believe that in order for the Board to effectively guide Janus to sustained, long-term success, it must be composed of individuals with sophistication and experience in the many disciplines that impact our business. We sell our products to retail intermediary, institutional and international clients. To best serve these clients and our shareholders, we seek to ensure that the Board consists of directors who are highly sophisticated in, among other disciplines, domestic and international investment and asset management, finance, economic policy, and the legal and accounting regulations that impact our business. We also believe that the Board should include directors with experience managing, overseeing or advising comparable companies in our industry at the chief executive officer and/or the director level.

The Nominating and Corporate Governance Committee ("Nominating Committee") does not have a formal ongoing process for identifying and evaluating director nominees; however, when vacancies on the Board are expected, or a need for a particular expertise has been identified, in the past the Nominating Committee has engaged search firms to assist it in identifying director candidates. The Nominating Committee ensures that each director nominee satisfies at least the criteria set forth in the Governance Guidelines. The Nominating Committee considers and evaluates the individual background and qualifications of each director nominee and the extent to which such background and qualifications might benefit the Company based on the size and composition of the Board of Directors at the time. In identifying director nominees, the Nominating Committee seeks talented and experienced candidates with professional backgrounds who support a balance of knowledge, experience, skills, expertise, and diversity appropriate for the Board as a whole.

We believe that the current Board members collectively possess diverse knowledge and experience in the disciplines that impact our business. Prior to nominating a new director candidate, the Nominating Committee considers the collective experience of the existing Board members. Based on this evaluation, the Nominating Committee nominates individuals who it believes will strengthen the Board's ability to serve shareholders because of experience and expertise. Although the Board does not currently have a policy specifically addressing director diversity, the Nominating Committee, guided by the Nominating Committee's charter, generally assesses and considers the diversity of the Board and the effectiveness of its diversity prior to nominating any additional Board candidates.

The Nominating Committee also evaluates the current composition of the Board and reviews each Board member's and any Board candidate's experiences and professional background that may impact our business, including domestic and international investment and asset management, finance, economic policy, legal and accounting regulations, and management oversight at the CEO and/or director level.

The Nominating Committee will consider director nominees recommended by shareholders under the same procedure used for considering director nominees recommended by management or other directors. See "Shareholder Proposals for the 2016 Annual Meeting" on page 82 for more information regarding shareholder recommendations for director nominees.

  Board of Directors Meetings and Committees

Including in-person and telephonic meetings, the Board of Directors met nine times in 2014. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member. The Board's committees are described below.

  Nominating Committee

The Nominating Committee consists of four directors appointed by the Board of Directors to serve one-year terms. The members of the Nominating Committee are Deborah R. Gatzek, Timothy K. Armour, Eugene Flood, Jr., and Billie I. Williamson, each of whom is independent under the standards established by the Board and the NYSE. Ms. Gatzek is Chairman of the Nominating Committee. Ms. Williamson was appointed to the Nominating Committee on March 3, 2015.

The Nominating Committee assists the Board in promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices. The functions performed by the Nominating Committee include:

  •
  Identifying individuals qualified to become Board members and recommending the director nominees to the Board;

  •
  Reviewing the qualifications and independence of the members of the Board and various committees on a regular, periodic basis;

  •
  Recommending to the Board corporate governance guidelines and reviewing such guidelines on a regular basis to confirm that such guidelines and the Nominating Committee's charter remain consistent with sound corporate governance practices and legal, regulatory, and NYSE Listing Standards; and

  •
  Leading the Board in the annual review of the Board's performance.

The Nominating Committee met six times during the 2014 fiscal year including executive sessions without management. The Nominating Committee operates pursuant to a written charter that was adopted by the Board and is available on the Company's website at ir.janus.com in the "Governance Documents" section.

  Audit Committee

The Audit Committee consists of four directors appointed by the Board of Directors to serve one-year terms. The members of the Audit Committee are Jeffrey J. Diermeier, J. Richard Fredericks, Deborah R. Gatzek and Billie I. Williamson, each of whom is independent under the standards established by the Board and the NYSE. Mr. Diermeier is Chairman of the Audit Committee. Ms. Williamson was appointed to the Audit Committee on March 3, 2015. Lawrence E. Kochard was a member of the Audit Committee from April 24, 2014 until March 3, 2015.

The Audit Committee assists the Board in monitoring the:

  •
  Integrity of the Company's financial statements;

  •
  Independent auditor's qualifications and independence;

  •
  Performance of the Company's internal audit function and independent auditors;

  •
  Company's compliance with legal and regulatory requirements;

  •
  Company's system of disclosure controls and system of internal controls over financial reporting; and

  •
  Company's major financial risk exposures.

The Audit Committee has the authority to select, retain, and terminate, when appropriate, the Company's independent auditor. The Audit Committee may, in its discretion, seek a non-binding advisory vote of the Company's shareholders for the ratification of the appointment of the Company's independent auditor. The Audit Committee is responsible for setting the independent auditor's compensation and overseeing the work of the independent auditor. It also approves all audit services and all permitted non-audit services to be provided by the independent auditor. The Audit Committee oversees the resolution of any disagreements between management and the independent auditor.

The Board has determined that each member of the Audit Committee meets the accounting or related financial management expertise requirements of the NYSE and that Mses. Gatzek and Williamson and Messrs. Diermeier, Fredericks, and Kochard qualify as "audit committee financial experts" under applicable SEC regulations. No member of the Audit Committee serves on an audit committee of more than two public companies in addition to Janus.

The Audit Committee met nine times in 2014, including executive sessions without management. The Audit Committee operates pursuant to a written charter that was adopted by the Board and is available on our website at ir.janus.com in the "Governance Documents" section.

  Compensation Committee

The Compensation Committee consists of four directors appointed by the Board to serve one-year terms. The members of the Compensation Committee are Timothy K. Armour, G. Andrew Cox, Eugene Flood, Jr., and Lawrence E. Kochard, each of whom is independent under the standards established by the Board and the NYSE. Mr. Armour is Chairman of the Compensation Committee.

The Compensation Committee determines the compensation of certain executive officers and reviews and approves the compensation policies recommended by management with respect to other employees. The Compensation Committee has the authority to:

  •
  Determine all compensation and compensation plans for the senior executive officers;

  •
  Oversee and administer the incentive compensation plans of the Company in accordance with the authority granted under such plans;

  •
  Determine, subject to ratification by the majority of independent directors, the compensation package for non-employee directors; and

  •
  Identify and monitor compensation-related risks.

The Compensation Committee met six times during 2014 including executive sessions without management. The Compensation Committee operates pursuant to a written charter that was adopted by the Board and is available on our website at ir.janus.com in the "Governance Documents" section.

  Planning and Strategy Committee

During 2014, the Company had a Planning and Strategy Committee ("Strategy Committee") that consisted of four directors appointed by the Board of Directors to serve one-year terms. The members of the Strategy Committee were G. Andrew Cox, Jeffrey J. Diermeier, J. Richard Fredericks, and Lawrence E. Kochard, each of whom was considered independent under the standards established by the Board of Directors and the NYSE. Mr. Cox was Chairman of the Strategy Committee. The Board of Directors, upon the recommendation of the Nominating Committee, determined that the matters typically overseen by the Strategy Committee were being addressed by the entire Board making the Strategy Committee redundant. As a result, the Strategy Committee was disbanded in January 2015.

  Risk Oversight

The Board of Directors is responsible for overseeing Janus's risk management process. The Board reviews management's processes for identifying and managing risks that face the Company, which may include the financial markets, the asset management industry as a whole, and Company-specific risks. Based on its periodic reviews, the Board seeks to ensure that management has a robust program for identifying and managing risks and, as appropriate, implementing risk mitigation strategies.

In addition, the Board of Directors focuses on, in its judgment, the most significant risks facing Janus and management's mitigation strategies, and evaluates whether these risks are consistent with the Board's judgment as to the appropriate balance of risk and business objectives. The Board will consider with management the various ways in which these risks can be controlled and monitored, as well as the expected benefits to the Company. The Board also considers particular risk management matters in connection with its general oversight and approval of corporate transactions, such as acquisitions and capital usage.

The Audit Committee assists the Board of Directors in the oversight of Janus's risk management process. Among other activities, the Audit Committee discusses Company policies with respect to risk assessment and risk management and monitors: (i) the Company's financial statements; (ii) the independent auditors independence and qualifications; (iii) the performance of the Company's internal and independent auditors; (iv) legal and regulatory compliance by the Company; and (v) the Company's system of disclosure controls and internal controls over financial reporting. The Audit Committee also reviews, with the assistance of management and counsel, legislative and regulatory developments that could materially affect the Company's compliance program and material contingent financial liabilities. In addition, the Audit Committee meets at least quarterly with, and receives regular reporting from, the Chief Compliance Officer, the Company's General Counsel and Head of Enterprise Risk Management, and the Chief Accounting Officer. The Audit Committee reports regularly to the full Board.

The Compensation Committee, in consultation with the Board and management, reviews the material terms of the Company's compensation policies and programs for all employees, and identifies compensation-related risks that could have a material adverse impact on Janus as well as features of the Company's compensation programs that could encourage excessive risk-taking. Our current compensation programs and policies are discussed in more detail in the "Compensation Discussion and Analysis" section beginning on page 29. The Compensation Committee reports regularly to the full Board.

We believe the risk management processes described above effectively address the risks facing the Company, our clients, and our shareholders. The Board supports this approach.

  Governance Guidelines and Policies

Consistent with the Board's commitment to observing strong corporate governance practices, the Board has policies and procedures concerning compliance with SEC rules and NYSE Listing Standards. In connection therewith, the Board regularly reviews and periodically revises the Company's Governance Guidelines and committee charters, and periodically amends or adopts other related policies and practices. Our Governance Guidelines are available on our website at

ir.janus.com in the "Governance Documents" section. These policies and procedures include the following:

  •
  At least a majority of the members of the Board must be independent. Currently, all of our directors other than the CEO are independent members. All members of the Nominating, Audit, and Compensation Committees must be independent.

  •
  The Board and each committee are required to undertake an annual self-evaluation.

  •
  No director may stand for election after serving for more than fifteen years.

  •
  Directors are prohibited from standing for re-election after reaching the age of 72.

  •
  No director may serve on the board of directors of more than four public companies in addition to Janus.

  •
  No member of the Audit Committee may serve on the audit committee of more than two public companies in addition to Janus.

  •
  The Board considers the rotation of committee chairs after a chairperson has served for three successive years.

  •
  Stock options issued by the Company may not be re-priced without approval of our shareholders.

  •
  Each non-executive director who receives compensation from the Company for Board service is expected to accumulate, within four years from appointment, and maintain thereafter while serving as a Director, shares of Janus common stock with a value (based on the value of the shares at the time of acquisition) equal to $250,000. All of the non-employee directors who receive compensation from the Company for Board service currently satisfy this ownership guideline with the exception of Mr. Flood and Ms. Williamson, who were appointed to the Board on January 21, 2014 and March 3, 2015, respectively. Mr. Inagaki does not receive compensation from the Company for his service on the Board, and therefore is not expected to meet the ownership guideline.

  Officer Code and Corporate Code of Business Conduct

Our Officer Code of Ethics for the CEO and Senior Financial Officers (including our CEO, Chief Financial Officer ("CFO"), and Chief Accounting Officer) (the "Officer Code") and Corporate Code of Business Conduct for all employees are available on our website at ir.janus.com in the "Governance Documents" section and are reviewed by the Nominating Committee. Any amendments to or waivers of the Officer Code or the Corporate Code of Business Conduct will be disclosed on our website at ir.janus.com in the "Governance Documents" section.

  Executive Sessions of the Board of Directors

The independent members of the Board of Directors have executive sessions at all regularly scheduled Board meetings. The purpose of these sessions is to promote open discussion among independent directors and provide an opportunity for them to address concerns about the Company, as well as the performance of the Board itself. The Chairman of the Board typically oversees these executive sessions.

  Director Attendance at Annual Meeting of Shareholders

The Board of Directors requires its members to attend each annual meeting of shareholders. All of the directors attended our 2014 annual shareholders meeting.

  Communications with the Board of Directors

Individuals desiring to communicate with the Board of Directors, the Chairman of the Board, the independent directors as a group or any individual member of the Board should direct their communications to the attention of Glenn S. Schafer, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206. All communications received, other than commercial solicitations or communications that are frivolous or deemed to be not relevant to corporate matters, will be forwarded to the Board or to the relevant Board member.

  Compensation Consultants to the Compensation Committee

The Compensation Committee charter provides that the Compensation Committee may retain compensation consultants to assist in its determination of CEO or other senior executive compensation. In 2014, the Compensation Committee used two independent compensation consultants, McLagan Partners, Inc. ("McLagan") and Aon Hewitt LLC ("Aon Hewitt").

McLagan provided the Compensation Committee with market compensation data and pay trend information, primarily within the financial services industry, and assisted the Compensation Committee with analyses and recommendations related to Janus's various compensation programs, including the structure of the executive and director compensation programs. McLagan also provided Janus's Human Resources department with comparative compensation data that was used to evaluate and recommend compensation for certain employees. The vast majority of the services provided to our Human Resources department by McLagan consisted of published survey data. The Compensation Committee reviewed the published survey data that McLagan provided. Aon Hewitt primarily assisted the Compensation Committee in evaluating the CEO's compensation arrangements and provided services solely to the Compensation Committee. We may refer to McLagan and Aon Hewitt collectively as "Compensation Consultants".

The Compensation Consultants were engaged directly by the Compensation Committee and attended certain Compensation Committee meetings, as well as participated in discussions regarding executive compensation issues.

Based on the above information and other relevant factors, including the factors set forth under Rule 10C-1 of the Exchange Act, the Compensation Committee assessed the independence of the Compensation Consultants and concluded that no conflict of interest exists that would prevent each consultant from independently advising the Compensation Committee.

  Certain Relationships and Related Transactions

  Related Party Transaction Policy

Transactions between Janus and related parties can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than our best interests and the best interests of our shareholders. Related parties may include members of the Board of Directors, Janus executives, significant shareholders, and immediate family members and affiliates of such persons.

Several provisions of our Corporate Code of Business Conduct are intended to help us avoid the conflicts and other issues that may arise in transactions between Janus and related parties, including the following:

  •
  Employees have a duty to act in the best interest of the Company and its shareholders at all times;

  •
  Employees are to adhere to the highest standard of loyalty, candor, and care in all matters relating to our investors, shareholders, and the Company;

  •
  Employees are to perform their duties while observing the Company's goals and objectives;

  •
  Employees are to treat all customers, clients, suppliers, competitors, and employees with fairness and honesty; and

  •
  Employees are required to disclose actual or potential conflicts, such as outside employment, ownership interests in firms seeking to do business with Janus or in a competitor of Janus, and gifts and entertainment received by employees.

Our related party transaction approval policy provides that related party transactions must be pre-approved by the Audit Committee. Related party transactions include any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Our related party transaction approval policy is part of our Corporate Code of Business Conduct available on our website at ir.janus.com in the "Governance Documents" section. While the Audit Committee does not have detailed written procedures concerning the approval of related party transactions, it would consider all relevant facts and circumstances in considering any such approval, including:

  •
  Whether the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders;

  •
  The terms of the transaction and the terms of similar transactions available to unrelated parties or employees generally;

  •
  The availability of other sources for comparable products or services;

  •
  The benefits to the Company;

  •
  The impact on the director's independence, if the transaction is with a director or an affiliate of a director; and

  •
  The possibility that the transaction may raise questions about the Company's honesty, impartiality or reputation.

  Related Party Transactions

Certain of the directors and executive officers, as well as their immediate family members, from time to time may invest their personal funds in Janus mutual funds on substantially the same terms and conditions as other similarly situated investors in these mutual funds who are neither directors nor employees of Janus.

  Director Compensation

Members of the Board of Directors who are employees of Janus or a designee of Dai-ichi Life do not receive any additional compensation for serving on the Board. All other members of the Board received the director compensation described below in 2014.

2014 non-employee director compensation consisted of:

  •
  An annual restricted stock grant valued on the grant date at approximately $80,000, which vests over three years, subject to acceleration upon voluntary separation from service, death, disability, or change in control of the Company;

  •
  An annual cash retainer of $80,000;

  •
  An additional cash retainer of $8,000 per committee for directors who are members of the Audit, Compensation, Nominating, or Strategy Committee;

  •
  An additional cash retainer of $20,000 to the Audit Committee chair;

  •
  An additional cash retainer of $12,000 if the director chairs the Compensation, Nominating, or Strategy Committee; and

  •
  An additional cash retainer of $125,000 to the non-executive Chairman of the Board.

All members of the Board of Directors are reimbursed for reasonable travel and lodging expenses in connection with attending Board and committee meetings. Janus also offers a matching gift program where every dollar contributed by a director to an eligible charity is matched dollar-for-dollar up to $2,500.

In 2015, the Board approved changes to the Director compensation program to better align director compensation with market data. These changes represent a return to pre-2008 levels. The Board believes these changes will enable us to continue to attract and retain experienced and well-qualified directors. Unless otherwise specified, the changes described below will go into effect on May 1, 2015 for the 2015 - 2016 compensation year:

  •
  The restricted stock grant upon initial appointment to the Board was removed effective January 2015;

  •
  The annual restricted stock grant was increased to $100,000 per year;

  •
  The annual cash retainer was increased to $100,000 per year;

  •
  The annual cash retainer for committees was increased to $10,000;

  •
  The annual cash retainer for the Audit Committee chair was increased to $25,000; and

  •
  The annual cash retainer for the chairs of the other committees was increased to $15,000.

The annual cash retainer for the non-executive Chairman of the Board was unchanged.

  2014 Director Compensation

The following chart shows the compensation that each non-employee director was paid for his or her services in calendar year 2014:

Name (1) (a)	Fees Earned or Paid in Cash ($) (2) (b)	Stock Awards ($) (3) (c)	All Other Compensation ($) (5) (g)	Total ($) (h)

Timothy K. Armour	108,000	80,003	16,400	204,403

Paul F. Balser (4)	–	–	6,368	6,368

G. Andrew Cox	108,000	80,003	29,130	217,133

Jeffrey J. Diermeier	116,000	80,003	9,866	205,869

Eugene Flood, Jr.	122,880	182,404	3,606	308,890

J. Richard Fredericks	96,000	80,003	21,963	197,966

Deborah R. Gatzek	108,000	80,003	24,994	212,997

Lawrence E. Kochard	104,000	80,003	17,404	201,407

Glenn S. Schafer	205,000	80,003	14,197	299,200

(1)
Ms. Williamson was appointed an independent director on March 3, 2015 and is therefore not included in this table.

(2)
Amounts represent the annual cash retainers for serving as members of the Board of Directors, including non-executive Chairman and committee membership retainers, which are paid in a lump sum on May 1 of each year.

(3)
The value of each restricted stock and restricted stock unit award is determined pursuant to FASB Accounting Standards Codification ("ASC") Topic 718 by multiplying the fair market value of our common stock (the average of the high and low trading prices) on the grant date by the number of shares granted. Amounts represent restricted stock and restricted stock units granted in 2014 for the 2014-2015 annual stock retainer, and also include any shares and restricted stock units received in connection with the Director Deferred Fee Plan (described below). The restricted stock and restricted stock units held by each independent director as of December 31, 2014, are as follows: Mr. Armour holds 16,510 shares of restricted stock and 30,241 restricted stock units; Mr. Cox holds 91,114 restricted stock units; Mr. Diermeier holds 16,510 shares of restricted stock and 14,903 restricted stock units; Mr. Flood holds 15,025 shares of restricted stock; Mr. Fredericks holds 6,590 shares of restricted stock and 51,409 restricted stock units; Ms. Gatzek holds 79,515 restricted stock units; Mr. Kochard holds 58,417 restricted stock units; and Mr. Schafer holds 16,510 shares of restricted stock and 21,469 restricted stock units.

(4)
Mr. Balser retired from the Board on April 23, 2014.

(5)
"All Other Compensation" includes the following:

Name	Other (a)	Dividends on Unvested Restricted Stock	Dividends on Unvested Restricted Stock Units (b)	Total

Timothy K. Armour	2,000	5,126	9,274	16,400

Paul F. Balser (c)	—	—	6,368	6,368

G. Andrew Cox	1,745	—	27,385	29,130

Jeffrey J. Diermeier	—	5,283	4,583	9,866

Eugene Flood, Jr.	—	3,606	—	3,606

J. Richard Fredericks	4,500	1,738	15,725	21,963

Deborah R. Gatzek	1,139	—	23,855	24,994

Lawrence E. Kochard	—	—	17,404	17,404

Glenn S. Schafer	2,340	5,283	6,574	14,197

(a)
The amount represents Janus's matching gift in respect of a director's charitable contribution during 2014 under the Janus Matching Gift Program and includes Janus's match for director contributions made in 2013 but not matched until 2014. The amount also includes the membership fees for identity theft protection services (generally available to all employees) paid by the Company on behalf of the director.

(b)
This amount represents the value of dividend equivalents awarded in the form of Restricted Stock Units in 2014 on all grants deferred under the Director Deferred Fee Plan.

(c)
Mr. Balser retired from the Board on April 23, 2014.

  Director Deferred Fee Plan

Under our Amended and Restated Director Deferred Fee Plan ("Director Deferred Fee Plan"), a non-employee director may elect to defer payment of all or any part of the above director monetary or stock fees until his or her service as a director is terminated. All monetary fees deferred under this plan are credited during the deferral period with the gains and losses of certain Janus mutual funds or Janus stock, as elected by the director. All Janus stock awards deferred under this plan are converted into restricted stock units at the time of grant. A director's interest in the deferred monetary fees is generally payable only in cash in a single payment or in installments upon termination of service as a director. Any restricted stock units granted in connection with the deferral of stock are paid in the form of Janus common stock in a single payment or in installments upon termination of service as a director. The Director Deferred Fee Plan is intended to comply with Section 409A of the Internal Revenue Code (the "Code"). Messrs. Cox and Kochard and Ms. Gatzek elected to participate in this plan to defer monetary fees, stock fees, or a combination of both during the 2014 calendar year.

Notwithstanding anything to the contrary set forth in any of Janus's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this Proxy Statement, the following sections titled "Audit Committee Report" and "Compensation Committee Report on Executive Compensation" (on page 56) are not incorporated by reference into any such filings, except to the extent Janus specifically incorporates any of the reports by reference therein.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for monitoring (i) the integrity of the financial statements of the Company; (ii) the independent auditor's qualifications and independence; (iii) the performance of the Company's internal audit function and independent auditor; (iv) the compliance by the Company with legal and regulatory requirements; (v) the Company's system of disclosure controls and its system of internal controls over financial reporting; and (vi) the Company's major financial risk exposures. The Audit Committee also reviews (with assistance of management and outside counsel) major legislative and regulatory developments that could materially impact the Company's contingent liabilities and risks. In addition, the Audit Committee actively works with, and meets at least quarterly with, the General Counsel and Head of Enterprise Risk Management of the Company to oversee the identification of Company risks and potential risk management strategies. The Audit Committee reports regularly to the full Board. The Audit Committee is composed of four directors and operates under a written charter adopted and approved by the Board. Each Audit Committee member is independent under the standards established by the Board and the NYSE.

Management has primary responsibility for the financial reporting process, including the preparation of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management also has responsibility for establishing and maintaining the Company's system of internal controls over financial reporting and assessing the effectiveness of those controls annually, as required by Section 404 of the Sarbanes-Oxley Act of 2002. The independent auditor is responsible for auditing the Company's financial statements and the effectiveness of internal control over financial reporting. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on the information provided to it and on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP. The Audit Committee also relied on the representations of the independent auditor included in its report on the Company's financial statements. In addition, management has responsibility for compliance by the Company with legal and regulatory requirements.

The Audit Committee held nine meetings during 2014 including executive sessions without management. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company's independent auditor, Deloitte. The Audit Committee discussed with the Company's internal auditors and independent auditor the overall scope and plans for their respective audits. The Audit Committee met with each of the internal and independent auditors, the Company's Chief Compliance Officer, Chief Accounting Officer and other members of management, separately and as a group, to discuss the results of their examinations and their evaluations of the Company's internal controls.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2014, with management of the Company and Deloitte. The Audit Committee also discussed with Deloitte matters required to be discussed with audit committees based on requirements of the Public Company Accounting Oversight Board ("PCAOB") including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Codification of Statements on Auditing Standards, AU Sec. 380, formerly Statement on Auditing Standards No. 61, as amended and as adopted by the PCAOB in Rule 3200T. The Audit Committee also reviewed the 2013 Annual 38a-1 Report on the Company's compliance policies and procedures as required under the Investment Company Act of 1940, as amended, and as prepared by the Company's Chief Compliance Officer.

The Company's independent auditor also provided the written disclosures and the letter required by the PCAOB (Rule 3526, Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent auditor its independence from the Company. When considering the independence of Deloitte, the Audit Committee considered whether the provision by Deloitte of services to the Company beyond those rendered in connection with its audit and review of the Company's consolidated financial statements was compatible with maintaining its independence.

Based on the Audit Committee's review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2014, be included in the Company's Annual Report on Form 10-K filed with the SEC.

This report is provided by the following independent directors, who comprise the Audit Committee (other than Ms. Williamson, who did not join the Audit Committee until March 3, 2015, and as such, did not participate in the review and discussions referred to above):

Members of the Audit Committee

    Jeffrey J. Diermeier, Chairman
    J. Richard Fredericks
    Deborah R. Gatzek
    Lawrence E. Kochard*

*Mr. Kochard was a member of the Audit Committee from April 24, 2014 until March 3, 2015.

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITOR

The Audit Committee appointed Deloitte as independent auditor for the 2015 fiscal year. The Board is proposing that the appointment of Deloitte be ratified by the shareholders of the Company. Deloitte audited our consolidated financial statements for the 2014 fiscal year and performed other services. If the appointment is not ratified by our shareholders, the Audit Committee will take that into account in determining whether to retain Deloitte as our independent auditor.

  Fees Incurred by Janus for Deloitte

The following table shows the fees paid or accrued by the Company for audit and other services provided by Deloitte for fiscal years ending December 31, 2014 and 2013, respectively:

	2014	2013

Audit Fees (1)	$1,150,000	$1,046,000

Audit-Related Fees (2)	202,000	273,000

Tax Fees (3)	65,000	72,000

All Other Fees	–	–

Total	$1,417,000	$1,391,000

(1)
Audit services consisted of the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K, attestation work required by Section 404 of the

  Sarbanes-Oxley Act of 2002 needed to issue an opinion on the effectiveness of internal control over financial reporting, reviews of the condensed consolidated financial statements included in its quarterly reports on Form 10-Q and other audit services that are normally provided in connection with statutory or regulatory filings.

(2)
Audit-related fees consisted of financial accounting and SEC reporting consultations, issuance of consent letters, audit of the Company's benefit plans, and other audit services not required by statute or regulation.

(3)
Tax compliance fees consisted of tax return filings for certain foreign jurisdictions, assistance with tax audits and miscellaneous state and federal income tax-related issues.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of Deloitte.

  Audit Committee Approval Policies and Procedures

All services performed by Deloitte were approved in accordance with the approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the "Disclosure Categories") that our independent auditor may perform. The policy requires that a description of the services expected to be performed by our independent auditor in each of the Disclosure Categories be presented to the Audit Committee for approval and cannot commence until such approval has been granted. Normally, approval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally approves a narrow range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

At each meeting, the Audit Committee reviews the status of services and fees incurred year-to-date against the original approved services and the forecast of remaining services and fees for the fiscal year.

  Attendance at Annual Meeting

A representative of Deloitte is expected to be present at the Annual Meeting with the opportunity to make a statement and to answer appropriate shareholder questions.

  Vote Required for Approval

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for this proposal to be approved. Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends a vote "FOR" the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditor for fiscal year 2015.

Stock Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding beneficial ownership of our outstanding common stock as of the Record Date for purposes of voting at the Annual Meeting by (i) beneficial owners of more than five percent of our outstanding common stock who have publicly disclosed their ownership; (ii) each NEO (defined below) and each member of our Board of Directors; and (iii) all of our executive officers and directors as a group. The Company has no knowledge of any arrangement that would, at a subsequent date, result in a change in control of the Company.

	Shares of Common Stock Beneficially Owned (1)

Name	Number	Percentage

The Dai-ichi Life Insurance Company, Limited (2)	36,789,204	19.65

BlackRock, Inc. (3)	13,740,611	7.34

The Vanguard Group Inc. (4)	9,736,925	5.20

Ariel Investments, LLC (5)	9,576,586	5.11

Glenn S. Schafer, Chairman of the Board of Directors (6)	52,652	*

Timothy K. Armour, Director (6)	141,361	*

George Batejan, Executive Vice President, Global Head of Technology and Operations	83,718	*

Augustus Cheh, President of Janus International	117,142	*

G. Andrew Cox, Director (6)	102,826	*

Jeffrey J. Diermeier, Director (6)	110,267	*

Eugene Flood, Jr., Director (6)	15,025	*

J. Richard Fredericks, Director (6)	70,922	*

Deborah R. Gatzek, Director (6)	91,156	*

Seiji Inagaki, Director	0	*

Lawrence E. Kochard, Director (6)	58,699	*

Bruce L. Koepfgen, President	414,904	*

Jennifer J. McPeek, Executive Vice President and CFO	114,251	*

Richard M. Weil, CEO and Director	2,293,498	1.22

Billie I. Williamson, Director (6)	0	*

All Directors and Executive Officers as a Group (15 Persons) (6)	3,666,421	1.96

*
Less than one percent of the outstanding shares.

(1)
Ownership, both direct and indirect, is based on the number of shares outstanding as of March 2, 2015, including unvested restricted stock units that will vest within 60 days of March 2, 2015 and any shares that may be acquired upon the exercise of options within 60 days of March 2, 2015. The holders have sole voting and dispositive power over the shares except as otherwise noted in the footnotes below. Amounts shown for officers include shares of restricted stock and shares held indirectly through Janus's ESOP (over which the person named has no investment power): Mr. Batejan holds 57,273 restricted shares and 300 ESOP shares; Mr. Koepfgen holds 187,192 restricted shares and 300 ESOP shares; Ms. McPeek holds 87,367 restricted shares and 708 ESOP shares; and Mr. Weil holds 474,843 restricted shares and 740 ESOP shares.

  As of March 2, 2015 or 60 days thereafter, Mr. Weil and Mr. Koepfgen have the right to acquire 468,750 and 136,363 shares respectively upon the exercise of stock options.

(2)
Information regarding beneficial ownership of the shares by Dai-ichi Life is included herein based on a Form 4 filed with the SEC on January 28, 2015, relating to such shares beneficially owned as of January 28, 2015. The address of Dai-ichi Life is 13-1, Yurakucho 1-Chome, Chiyoda-ku, Tokyo, 100-8411 Japan.

(3)
Information regarding beneficial ownership of the shares by BlackRock, Inc. ("BlackRock") is based on a Schedule 13G filed with the SEC on January 26, 2015, relating to such shares beneficially owned as of December 31, 2014. Such report provides that BlackRock is beneficial owner of and has sole dispositive power with respect to 13,740,611 shares and sole voting power with respect to 13,329,489 shares. BlackRock's address is 55 East 52nd Street, New York, NY 10055.

(4)
Information regarding beneficial ownership of the shares by The Vanguard Group Inc. ("Vanguard") is based on a Schedule 13G filed with the SEC on February 10, 2015, relating to such shares beneficially owned as of December 31, 2014. Such report provides that Vanguard is the beneficial owners of 9,736,925 shares, and has sole dispositive power with respect to 9,540,038 shares and sole voting power with respect to 209,887 shares. Vanguard's address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)
Information regarding beneficial ownership of the shares by Ariel Investments, LLC ("Ariel") is based on a Schedule 13G/A filed with the SEC on February 13, 2015, relating to such shares beneficially owned as of December 31, 2014. Such report provides that Ariel is beneficial owner and has sole dispositive power with respect to 9,576,586 shares and sole voting power with respect to 8,455,344 shares. Ariel's address is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601.

(6)
Includes restricted stock units held by certain directors. Such restricted stock units do not have any voting rights, are entitled to dividend equivalents, and will be paid in shares of Company common stock upon voluntary termination of service as a director, all in accordance with the Director Deferred Fee Plan and the Company's long-term incentive ("LTI") stock plans. The restricted stock units represented in the amounts shown are as follows: Mr. Armour – 30,387 units, Mr. Cox – 91,554 units, Mr. Diermeier – 14,975 units, Mr. Flood – 0 units, Mr. Fredericks – 51,658 units, Ms. Gatzek – 79,899 units, Mr. Kochard – 58,699 units, Mr. Schafer – 21,573 units, and Ms. Williamson – 0 units.

Executive Officers of the Company

The following are the executive officers of the Company as of the date of this Proxy Statement. All executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. The executive officers shown below are considered our "named executive officers" ("NEOs") for purposes of this Proxy Statement.

Name	Age	Position

Richard M. Weil	51	CEO and member of the Board of Directors

Bruce L. Koepfgen	62	President

Jennifer J. McPeek	45	Executive Vice President and CFO

Augustus Cheh	47	President of Janus International

George S. Batejan	61	Executive Vice President and Global Head of Technology and Operations

Richard M. Weil's biographical information is included under "Information about Director Nominees" on page 11.

Bruce L. Koepfgen joined Janus in May 2011 as Executive Vice President. In July 2011, Mr. Koepfgen was named CFO of Janus, and in August 2013, he was named President of Janus. He also serves as President and Chief Executive Officer of the Janus Investment Fund and Janus Aspen Series Trusts (appointed in July 2014). Mr. Koepfgen is a member of the Janus executive committee, INTECH's board of directors and Perkins's board of directors, and works with senior leaders to advance the interests of Janus's clients, shareholders and employees. Prior to joining Janus, Mr. Koepfgen was Co-CEO of Allianz Global Investors Management Partners and CEO of Oppenheimer Capital from 2003 to 2009. From August 2010 through October 2011, Mr. Koepfgen was a director of the Mortgage Guaranty Insurance Corporation, and was a director of Thermo Fisher Scientific from May 2005 through September 2008. Mr. Koepfgen was previously a managing director of Salomon Brothers Inc. where he held various positions from 1976 to 1999 and he was president and principal of Koepfgen Company LLC, a management consulting organization, from 1999 to 2003.

Jennifer McPeek is Executive Vice President and Chief Financial Officer of Janus. Ms. McPeek was appointed CFO of Janus in August 2013 and was appointed as Executive Vice President in January 2014. Prior to taking over as CFO, Ms. McPeek was Senior Vice President of Corporate Finance and Treasurer overseeing the Financial Planning, Investor Relations, Treasury and Corporate Development functions. In Ms. McPeek's current role, she serves as a member of the Janus executive committee and oversees Janus's finance, corporate accounting and tax departments. Prior to joining Janus in 2009, Ms. McPeek was senior vice president of strategic planning at ING Investment Management – Americas Region from 2005 to 2009. Ms. McPeek was previously an Associate Principal and co-leader of the North American Capital Markets at McKinsey and Company in their corporate strategy and finance practice from 1995 to 2001, and previously worked in the investment banking industry for Bank of Boston and Goldman, Sachs & Company from 1991 to 1995. Ms. McPeek holds the Chartered Financial Analyst designation.

Augustus Cheh joined Janus in March 2011 as President of Janus International (a division of Janus), and oversees Janus's non-U.S. businesses in Europe, Asia Pacific, and Latin America. Mr. Cheh also is Executive Vice President of Janus Capital Management LLC and a member of the Janus executive committee. Prior to joining Janus, Mr. Cheh was at AllianceBernstein from 2003 to 2011. He was serving as CEO of Asia ex-Japan when he left in 2011, with oversight responsibility for the institutional, retail, and Bernstein sell-side businesses for the Asia region. Mr. Cheh was the global director of investments at PricewaterhouseCoopers from 2000 to 2003. From 1994 to 2000 Mr. Cheh was at J.P. Morgan Investment Management where he started as a senior quantitative research analyst. Later on, he was a trader of U.S. government and money market securities, and subsequently, he was a fixed income portfolio manager where he managed short-duration and intermediate-duration strategies and other fixed income portfolios. He was also portfolio manager of the JP Morgan U.S. Short Duration Bond Fund. Before joining J.P. Morgan Investment Management, Mr. Cheh was a management and actuarial consultant at Towers Perrin from 1991 to 1994.

George S. Batejan joined Janus in October 2010 as Senior Vice President and Global Head of Technology and Operations. In January 2012, his title became Executive Vice President and Global Head of Technology and Operations. He is a member of the Janus executive committee and INTECH's board of directors. Prior to joining Janus, Mr. Batejan was senior vice president and chief information officer at Evergreen Investments, Inc. from June 2003 to October 2009. He has more than 30 years of global technology and operations experience in the financial services industry, including serving as executive vice president and chief information officer for Oppenheimer Funds, Inc., senior vice president of American International Underwriters (a division of AIG) with global responsibility for Operations and Technology, and was at The Chase Manhattan Bank, N.A. for 18 years where he served in positions ranging from vice president and division executive for the Americas' Service Delivery Group, Private Banking, to vice president and Chief Information Systems Officer, Asia.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") provides shareholders with a detailed description of the Company's executive compensation philosophy and programs, explains the compensation decisions the Compensation Committee (defined as the "Committee" for purposes of this CD&A) has made under those programs and describes the factors considered in making those decisions.

Letter to Shareholders

Dear Janus Shareholders,

We believe that our executive pay practices align the interests of Janus executives, shareholders and clients, help attract and retain top-performing executives, and reward executives for achieving investment, financial and strategic objectives, while mitigating risks that may be harmful to Janus, its shareholders and clients.

Shareholder Outreach:

We continue to seek feedback from our shareholders regarding our pay structure and the effectiveness of our proxy statement pay disclosure. As part of these efforts:

  •
  In 2013, we met with and sought input from representatives of Institutional Shareholder Services Inc. ("ISS").

  •
  In 2014, as Chairman of the Compensation Committee, I, along with members of management, met with representatives of Glass, Lewis & Co. ("Glass Lewis") to learn more about their approach to evaluating executive compensation practices. Glass Lewis also shared observations about our proxy statement disclosures which we took into account when drafting this CD&A.

  •
  In 2014, following the annual meeting of shareholders, members of our management team engaged in substantive discussions with shareholders representing more than 40% of our outstanding shares to solicit their feedback on our executive compensation structure and proxy disclosures.

Importantly, reflecting the input we received and the changes we have made, approximately 90% of the votes cast were in favor of the non-binding advisory vote to approve executive compensation at the 2014 annual meeting of shareholders, which was a significant improvement over the approximately 61% approval rates achieved in both 2013 and 2012.

Strategic Objectives and 2014 Performance

Janus is executing a multi-year strategic plan that focuses on investment performance, client service, financial strength, and Intelligent Diversification initiatives which are described in more detail throughout this CD&A, all of which we believe will create a stronger and more globally diverse firm that is better suited to deliver consistent results for clients, shareholders and employees. While the Company is still implementing this strategy, in 2014 we believe there was real progress and successes in a number of areas:

  •
  Investment performance improved with 57% and 82% of complex-wide mutual fund assets ranking in the top 2 Morningstar quartiles on a 1- and 3-year basis, respectively, at the end of 2014, as compared to 46% and 46%, respectively, a year ago.

  •
  To better serve our clients, Janus enhanced its investment technology systems and infrastructure through the mobile Quantum data analytics platform leveraged by Janus's fixed income team, the eQuantum data analytics platform leveraged by the equity team, and launched new websites for Advisor and INTECH clients.

  •
  Operating income in 2014 of $290 million increased $51 million or 21% year-over-year, which resulted in an operating margin for 2014 of 30% compared to 27% in 2013.

  •
  The Company's fixed income business continued to show strong growth, posting its sixth consecutive year of positive net flows in 2014, with 15% organic growth, which meaningfully outpaced the industry.

  •
  Janus added significant talent to its already strong investment team with the addition of Bill Gross, who will lead our efforts in the Global Macro Fixed Income space, and Nobel Laureate Myron Scholes, Ph.D., and Ashwin Alankar, Ph.D., who together will lead the firm's expansion of its asset allocation investment solutions.

  •
  Non-U.S. distribution efforts had continued success with $3.4 billion of net inflows during 2014, the strongest year of net inflows in this particular business in the firm's history.

  •
  Janus acquired VS Holdings Inc., the parent company of VelocityShares LLC (collectively, "VelocityShares"), which will position the firm to deliver rules-based and actively managed products within the rapidly growing exchange traded funds ("ETF") universe.

This progress is being recognized in the marketplace with tangible results for shareholders. At December 31, 2014, the Company's one-year total shareholder return ("TSR") was 34%, which was the best return among our Public Company Peer Group. Additionally, the annualized three-year TSR of 59% was in the top quartile of the Public Company Peer Group.

2014 Executive Compensation Decisions

The Committee relied upon the scorecard approach we implemented last year, described in detail beginning on page 33, to align CEO compensation with Company performance. Based on improved investment performance, strong financial results, and significant progress made in executing our strategic initiatives in 2014, CEO compensation increased 75% to $8.0 million in 2014. Compensation for the NEOs (excluding the CEO, referred to as "other NEOs") increased as well, ranging from 17% to 61% based upon their individual responsibilities and contributions toward Company results. We believe these compensation increases appropriately reward the NEOs for optimizing current year results which delivered value to clients and shareholders and appropriately recognizes the NEOs for making significant progress against the multi-year strategic plan.

We are pleased with the progress made in 2014 and are encouraged that these results are translating into better shareholder returns, however, we recognize there is still more work to be done. Today, our firm is financially stronger and more stable than it has been in the past, with better investment talent and better opportunities for clients than we have had in recent memory. We are confident that if Janus continues to successfully execute its strategy, it will emerge a stronger and more globally diverse firm, and be better suited to deliver more consistent results for clients, shareholders, and employees.

Timothy K. Armour
Chairman of the Compensation Committee

Shareholder Outreach and Review of Compensation Practices

At the 2014 annual meeting of shareholders, approximately 90% of the votes cast were in favor of the advisory vote to approve executive compensation, which was a significant improvement over the approximately 61% approval rates achieved in both 2013 and 2012.

  Responding to Shareholder Feedback

Following the 2014 annual meeting of shareholders, members of management engaged in conversations with shareholders representing more than 40% of Janus common stock to solicit feedback regarding our executive pay structure and proxy statement disclosures, in an effort to improve our practices in these areas. These discussions provided valuable feedback and confirmed that the improvements the Committee made to the executive pay structure were viewed positively by our shareholders. Based on this feedback, and the favorable say on pay vote in 2014, the Committee did not make any significant changes to the NEOs 2014 pay structure.

  Outreach to Glass Lewis

In addition to soliciting ongoing feedback from shareholders, and as a result of the informative and collaborative meeting with ISS the previous year, the Chairman of the Committee and members of management met in person with representatives of Glass Lewis in September 2014 to discuss the approach they use to evaluate executive compensation practices. Glass Lewis made several suggestions, including disclosure improvements aimed at better explaining the tie between executive compensation and company performance, particularly with respect to our other NEOs. This feedback was taken into account by the Committee in the preparation of this CD&A.

  Executive Compensation Practices

The alignment of executive pay with shareholder interests continues to be a top priority for the Committee. The executive compensation practices that we have implemented and maintained over the past several years, shown in the charts below, demonstrate that commitment.

What We Do		What We Do Not Do

✓	Variable compensation: 94% of the CEO's 2014 total compensation and 83% of the other NEOs' 2014 total compensation is variable	×	No tax gross-ups for NEOs
✓	Significant equity awards: 60% of the CEO's and 40% of the other NEOs' variable compensation consists of LTI awards	×	No hedging/pledging: short-selling and stock hedging of Janus common stock are prohibited by all employees and pledging is prohibited by directors and executives
✓	"Double trigger" change in control provisions: LTI awards provide for accelerated vesting only if the employee is terminated after a change in control	×	No "single trigger" change in control provisions in our change in control agreement, or, since December 30, 2011, our LTI awards
✓	Stock ownership guidelines: NEOs are required to hold a significant amount of Janus equity or Company-managed mutual funds	×	No "golden parachutes" or "golden coffins" for NEOs
✓	Granting procedures: Committee has adopted granting procedures for LTI awards	×	No dividends or dividend equivalents on unvested or unearned performance shares or units
✓	Risk management: Board and management have robust processes in place to identify and monitor risk	×	No transferability of unvested LTI awards (except in the case of death or a qualifying court order)
✓	Clawback policy: Janus may recapture LTI awards paid to an executive who is found to have engaged in financial misconduct	×	No stock option repricing: reloads or exchange without shareholder approval
✓	Thorough assessment of performance: Committee regularly reviews tally sheets for the NEOs and evaluates the CEO's performance using a scorecard approach	×	No excessive perquisites

Analysis of Pay for Performance

This section describes (i) how the CEO's 2014 compensation is tied to the Company's performance and (ii) the process by which the Committee determined the CEO's 2014 compensation.

  Tying CEO Compensation to Company Performance

As an asset management company, Janus must deliver strong, consistent long-term investment excellence for its clients. By executing a strategy that focuses on investment performance, client service, financial strength, and Intelligent Diversification, the Company's business model will continue to meet the evolving needs of its clients, as well as reduce the risk embedded in the former business model. Successfully executing these initiatives will better enable the Company to deliver more consistent financial and investment results for shareholders and clients over the long-term.

The Committee believes that executives should be appropriately rewarded for successfully executing the Company's long-term business strategy, while optimizing current year operating results. Many of the necessary building blocks have been put in place to modernize the organization, allowing the Company to begin seeing results in many of the elements of its strategic plan; however, there is more work to be done. The Committee and the Board recognize that in periods of restructuring and diversification, executing a strategic vision to build a stronger, more diverse and more stable Company takes several years to fully execute and that it may take several years to realize results from these efforts. Accordingly, the Committee believes that executive compensation decisions, and in particular, the CEO compensation decisions, should give reasonable weight to the achievement of strategic business goals as Janus continues through the current transition period. To do otherwise would result in demotivation of key executive talent during a critical time in the Company's evolution.

  2014 CEO Compensation Structure

The CEO's compensation structure is based upon the same factors used to evaluate the Company's business. This structure aligns CEO compensation with the factors that drive long-term value for shareholders and clients. As illustrated in the table below and consistent with the process implemented for 2013, the Committee utilized a scorecard for 2014 where 30% of the CEO's variable compensation was based on delivering investment excellence for clients, 30% was based on driving financial results for Janus shareholders, and the final 40% was based on executing the strategy, including various Intelligent Diversification initiatives, which should generate better long-term results for both clients and shareholders.

Weighting	Compensation Objectives	Performance Factors

30%	Deliver investment excellence for Janus clients	• 1-, 3- and 5-year investment performance

30%	Drive financial results for Janus shareholders	• Total company net flows • Operating income and margin growth • Further strengthen the balance sheet and continue returning capital to shareholders

40%	Drive strategic results for long-term success for clients and shareholders	• Improve client service • Execute Intelligent Diversification initiatives • Ensure operational excellence • Hire the best talent

For 2014, 60% of the CEO's variable compensation was dependent upon delivering investment excellence for clients and driving financial results for Janus shareholders. This weighting balances client and shareholder expectations and is designed to align most of the CEO's variable compensation with results that drive value for each of these important stakeholders. The Committee determined it was appropriate to tie the remaining 40% of variable compensation to the execution of the Company's overall business strategy, including our ongoing commitment to client service, delivering operational excellence, hiring the best talent and executing the various Intelligent Diversification initiatives focused on diversifying product offerings, distribution capabilities, and geographic presence.

This scorecard approach imposes reasonable boundaries around the amount of discretion that the Committee can exercise when determining the CEO's total variable compensation. Because the Company is still in the midst of implementing its multi-year business strategy, the Committee believes that using pre-defined targets to establish CEO variable compensation is not a viable compensation structure at this time. The Committee further believes that the scorecard approach achieves the same objective that pre-defined targets would accomplish; mainly, aligning the CEO's compensation with Company performance. The Committee intends to periodically evaluate the scorecard weightings and make appropriate modifications, particularly as the execution of the strategic vision continues to translate into actual results, to ensure the CEO's total compensation continues to align with Company performance.

  Compensation Committee Decisions about CEO Pay

  Setting Total Variable Compensation Target

The Committee established a total variable compensation target for Mr. Weil's 2014 compensation. In its analysis, the Committee reviewed the median variable compensation for the Company's Public Company Peer Group as provided by its Compensation Consultants. The Committee also considered the size of the Company as compared to its Public Company Peer Group for revenue, AUM, and relative performance against these peers, as well as the Company's current strategic efforts to transition to a more globally diverse organization. The market data provided by the Committee's Compensation Consultants indicates a median CEO variable compensation amount for the Company's Public Company Peer Group of approximately $9 million, which the Committee adjusted downwards by approximately one-third, to $5.5 million for the aforementioned reasons. See "Compensation Decision-Making Process – Peer Groups" on page 51 for more detail.

  Evaluating CEO and Business Performance

Having established the target variable compensation amount for Mr. Weil, the Committee completed a rigorous assessment of Mr. Weil's performance relative to specific 2014 investment, financial, and strategic objectives mentioned in the table above and described in more detail below. As previously mentioned, the Committee assigned a weighting to each of the three categories of objectives to identify for shareholders how their relative importance relates to the Company's overall success, and, therefore, to shareholder value. The Committee then rated Mr. Weil's performance against each of these factors to determine an overall performance rating.

The Committee's evaluation of the CEO's performance involved: (i) completing an assessment of the CEO's overall performance versus each objective; (ii) using the following table to identify a ratings range for each set of objectives; and (iii) determining an overall performance ratings range in consideration of actual performance and the assigned weights.

Rating	Committee's Evaluation of Performance

0.0 to 0.5	Significant decline in absolute performance year-over-year Bottom quartile performance relative to the applicable peer group or Morningstar ratings

0.5 to 1.0	Slight decline to flat in absolute performance year-over-year Slightly below median performance relative to the applicable peer group or Morningstar ratings

1.0 to 1.5	Slight increase in absolute performance year-over-year Slightly above median performance relative to the applicable peer group or Morningstar ratings

1.5 to 2.0	Significant increase in absolute performance year-over-year First or high second quartile performance relative to the applicable peer group or Morningstar ratings

The Committee's determination of a ratings range for each of the weighted objectives was determined by reviewing:

  •
  The Company's year-over-year absolute results for each measure;

  •
  The Company's relative performance for each measure compared with the Company's Public Company Peer Group (excluding Ameriprise Financial, Inc. and Waddell & Reed Financial, Inc., which have a business mix that differs from Janus's and therefore are less relevant for comparison purposes); and

  •
  Primarily with respect to the strategic results objectives, other factors that the Committee deemed important in evaluating the CEO's performance, including progress in executing the Company's multi-year strategic initiatives, financial market conditions, and the impact of performance fees on the Company's revenues.

Below are the highlights of the results from each area of evaluation (Investment Excellence, Financial Results, and Strategic Results) that the Committee took into account when determining the CEO's compensation for 2014.

  Investment Excellence

Weight	Compensation Objective	Performance Factors

30%	Deliver investment excellence for Janus clients	1-, 3- and 5-year investment performance

  Fundamental Equity:  As of December 31, 2014, 66%, 81%, and 48% of mutual fund assets were performing in the top half of their Morningstar categories on a 1-, 3-, and 5-year basis, respectively, compared to 38%, 39%, and 54% of mutual fund assets at the end of 2013. Improved fundamental equity investment performance has positively impacted the business in two ways, as described in the "– Financial Results" section below.

  Fixed Income:  As of December 31, 2014, 2%, 85%, and 80% of mutual fund assets were performing in the top half of their Morningstar categories on a 1-, 3-, and 5-year basis, respectively, compared to 100%, 100%, and 53% of mutual fund assets at the end of 2013.

  Mathematical Equity:  As of December 31, 2014, 15%, 54%, and 75% of strategies were outperforming their benchmarks, net of fees, on a 1-, 3-, and 5-year basis, compared to 59%, 79%, and 42% of strategies at the end of 2013.

The Committee's Evaluation of Investment Excellence:  Based on (i) improvement in the investment performance of the Company's fundamental equity strategies; (ii) the continued strength in the long-term investment performance of the Company's fixed income strategies; and (iii) strong long-term track records of the mathematical equity strategies, the Committee assigned a rating of 0.5 to 1.0 to the objective of "Investment Excellence".

  Financial Results

Weight	Compensation Objective	Performance Factors

30%	Drive financial results for Janus shareholders	Total company net flows Operating income and margin growth Further strengthen the balance sheet and continue returning capital to shareholders

The Company's 2014 business performance and financial results reflect the positive impact of improved fundamental equity investment performance and continued positive support from the equity markets. The improvement in the fundamental equity investment performance has positively impacted the business in two ways. First, it has led to a 50% improvement in net flows (i.e., in 2014 the fundamental equity business experienced net outflows of $8 billion compared to net outflows of $16 billion in 2013). Second, improved investment performance helped lead to a reduction in the negative performance fees, which has positively impacted revenue and profitability. In 2014, mutual fund performance fee revenue was $(60) million compared to $(88) million in 2013.

Total Company Net Flows: Total company long-term net flows in 2014 of $(4.9) billion compared to $(19.7) billion in 2013. The year-over-year improvement in net flows was driven by reduced outflows in the fundamental and mathematical equity businesses, as well as an increase in net inflows in the Company's fixed income business that was the result of continued strength in the fundamental fixed income strategies and the build-out of our global macro strategy following the arrival of Bill Gross in the fourth quarter.
Operating Income and Margin: Operating income in 2014 was $290 million, representing an increase of $51 million or 21% year-over-year, which resulted in an operating margin of 30% for 2014, compared to 27% in 2013. The increase in profitability in 2014 was driven by higher average AUM and a continued focus on financial discipline. Despite the improvements that were made in 2014, operating income and margin continue to be negatively impacted by the mutual fund performance fees.

Balance Sheet and Returning Cash to Shareholders:  During 2014, management continued to focus on strengthening the balance sheet by reducing the company's total debt outstanding, while returning a growing portion of annual cash flow from operations to shareholders. Over the course of the year, the company repaid $99 million of debt, which, along with the continuation of strong cash flow generation, led to an increase in net cash. Additionally, over the course of 2014, the Company returned $142 million to shareholders in the form of share repurchases and regular dividends, which was equivalent to 65% of annual cash flow from operations. The annual cash flow from operations payout in 2014 of 65% compared favorably to 2013 when the Company returned 37% of annual cash flow from operations to shareholders.

The Committee's Evaluation of Financial Results:  Based on the significant improvement in total company net flows year-over-year, meaningful improvement in operating margins year-over-year, the continued strengthening of the firm's balance sheet, and the increase in capital returned to shareholders, the Committee assigned a rating of 1.0 to 1.5 to the objective of "Financial Results".

  Strategic Results

Weight	Compensation Objective	Performance Factors

40%	Drive strategic results for long-term success for clients and shareholders	Improve client service Execute Intelligent Diversification initiatives Ensure operational excellence Hire the best talent

With the appointment of Mr. Weil as a director and Chief Executive Officer in 2010, the Company established a multi-year strategic plan that focuses on investment performance, client service, financial strength, and Intelligent Diversification. The strategic results section of the scorecard focuses on the progress achieved in executing the Intelligent Diversification initiatives and on the key strategic hires made during the year.

The primary goal of Intelligent Diversification is to moderate volatility in the Company's business results in order to provide long-term benefits to Janus shareholders, clients, and employees. Intelligent Diversification includes four growth initiatives all of which are described below.

Grow Fixed Income Business:  The Fixed Income franchise finished 2014 with approximately $34 billion of AUM, the highest level of fixed income AUM in the firm's history (19% of total company AUM, compared to 6% at the end of 2009). Net flows of $4.4 billion during 2014 compared favorably to the active fixed income industry, which experienced net outflows during 2014. Since 2010, the fixed income AUM has increased at a compound annual growth rate ("CAGR") of 22%, driven largely by organic growth of $18.2 billion during this time. In 2014, the Company hired Bill Gross to manage the global macro strategy, which has elevated the visibility of this business.

Expand Non-U.S. Distribution Capabilities and Product Offerings:  The non-U.S. business ended 2014 with approximately $29 billion of AUM, the highest level of non-U.S. AUM in the Company's history, and generated $3.4 billion of net flows during the year, which also marked the highest level of annual net flows in the firm's history. Since 2010, the non-U.S. business has generated $7.3 billion of net organic growth. Additionally, the strategic alliance with The Dai-ichi Life Insurance Company, Ltd. ("Dai-ichi Life"), continues to assist with ongoing growth in Japan. In addition to more than $2 billion of general account assets that Dai-ichi Life has invested in the Company's fundamental equity, fixed income and mathematical equity strategies, DIAM Co., Ltd. (its 50%-owned subsidiary) has raised an additional $2.5 billion in our fundamental equity and fixed income strategies.

Increase U.S. Institutional Presence:  In 2014, the Janus U.S. institutional business experienced net outflows of $4.4 billion, compared to net outflows of $6.5 billion in 2013. The net outflows in 2014 were primarily due to outflows in the mathematical equity strategies. While the overall U.S. institutional business has been challenged by low active U.S. equity search activity and declining equity allocations in favor of fixed income and alternative product strategies, the Company has expanded its institutional salesforce with dedicated teams for consultant relations, client strategy and service, as well as external sales and remains focused on increasing the number of consultant recommendations across strategies.

Develop Solutions-Based Products:  During 2014 the Company continued to focus on the development of products that are less correlated to equity beta and rates risk with INTECH and the Liquid Alternatives team. As part of the continued investment to build out the Company's asset allocation capabilities, Nobel Laureate, Myron Scholes, Ph.D. and Ashwin Alankar, Ph.D. were hired to expand the firm's efforts in asset allocation investment solutions. As the firm continued to execute its Intelligent Diversification initiatives, it acquired VelocityShares, positioning the firm to deliver rules-based and actively managed products within the rapidly growing ETF universe, enhancing the customized solutions that can be provided to clients, and enabling the firm to work with the growing segment of financial advisors and institutions focused on these instruments.

Key Strategic Hires:  In addition to hiring Nobel Laureate Myron Scholes, Ph.D. and Ashwin Alankar, Ph.D. to help us deliver world class asset allocation products and services, in September, Bill Gross joined Janus to manage our global macro strategy.

The Committee's Evaluation of Strategic Results:  Based on the significant year-over-year progress, including the growth of the fixed income business, expansion of the non-U.S. distribution capabilities and product offerings, the key strategic hires that will help facilitate the future build-out of the global macro fixed income and asset allocation businesses and the acquisition of VelocityShares which positions the firm to deliver products in the ETF universe, the Committee assigned a rating of 1.5 to 2.0 to the objective of "Strategic Results."

Overall Performance Rating:  Based on the investment performance, financial results, and the progress executing the Company's strategic initiatives described above, the Committee established the cumulative "Overall Performance Rating" rating at 1.0 to 1.5 for 2014.

Summary of the Committee's
Evaluation of CEO Compensation:

Actual Total Compensation

The CEO's actual total compensation for 2014 was $7.95 million, consisting of a base salary of $0.50 million and total variable compensation of $7.45 million. As shown in the chart on the right, the CEO's variable compensation represented approximately 94% of his total direct compensation in 2014.

The Committee believes that the scorecard approach has resulted in CEO compensation that recognizes the meaningful improvements in the Company's investment and financial results, as well as continued progress executing various elements of the strategic plan. The 75% increase in CEO total compensation is aligned with the Company's absolute and relative performance and is appropriately situated under the median total compensation amount when compared to the Company's Public Company Peer Group.

CEO Pay Mix 2014

The bottom left chart illustrates the correlation between the CEO's actual total compensation and the Company's operating income over the past three years. The bottom right chart illustrates how the

CEO's actual total compensation compares to total actual compensation of CEOs at the Company's Public Company Peer Group.

Operating Income and Janus CEO Total Compensation $ in millions	Janus CEO Total Compensation Relative to Public Company Peers (1) $ in millions

(1) Compares 2014 CEO total compensation to CEO total compensation for the Company's Public Company Peer Group. Peer compensation reflects data provided by McLagan. Total compensation included is the sum of salary, annual cash incentives and long-term incentives. See "Compensation Decision-Making Process – Peer Groups" beginning on page 51 for the companies included in the peer group.

  Actual Total Variable Compensation

The CEO's actual total variable compensation award was determined by multiplying the $5.5 million target total variable compensation amount by the Committee-determined Overall Performance Rating. The CEO's total variable compensation was awarded 40% as a cash bonus and 60% in LTI awards. The value of the CEO's LTI awards were granted as follows: (i) 50% in the form of a restricted stock award that will vest in four equal and consecutive annual installments, with the first installment vesting one-year after the date of grant; and (ii) 50% in the form of a performance stock unit award that may or may not vest, in whole or in part, three years after the date of grant, depending on Janus's three-year operating income margin ("3-Year OIM") during the performance period.	2014 CEO Variable Compensation Mix

  Performance Stock Units (PSUs)

The performance criteria for Mr. Weil's PSUs were established by the Committee prior to the beginning of the three-year performance period (2015-2017). The Committee determined that operating income margin was the most appropriate performance measure for Mr. Weil's PSUs for the reasons described below.

The performance condition for Mr. Weil's PSUs is calculated using the following formula expressed as a fraction:

Operating Income from (Year 1 + Year 2 + Year 3)

3-Year OIM(1)	=	Revenues from (Year 1 + Year 2 + Year 3)

(1)
Excludes (in consultation with the Compensation and Audit Committees of the Board of Directors) certain non-recurring gains or losses that arise from a change in accounting policy, and gains or losses related to one-time transactions.

In determining the performance criteria for this PSU grant, the Committee reviewed the operating income margin for its Public Company Peer Group, Janus's historical operating income margin results, and the Company's plans for near-term investments in the business. In addition, in setting the performance criteria it recognizes that ongoing investment in the business is needed to build on the successes from 2014 and accelerate diversification, as well as build out the resources to support new talent and drive growth. These investments are likely to impact short-term operating margin, but are necessary to position the Company for long-term success.

Following a comprehensive analysis of Janus's historical operating margin over the past five years (2010 - 2014) as compared to operating margins for the Public Company Peer Group over the same time period, and a thorough evaluation of the Company's progress against the multi-year strategy, the Committee set the 3-Year OIM performance criteria for Mr. Weil's 2014 PSUs as follows:

3-Year OIM	% of PSUs that will vest after 3 years

24% or less	0%

28%	100%

32% or more	200%

Achievement of the 3-Year OIM performance criteria impacts the 2014 PSU vesting levels as follows:

  •
  If the Company's 3-Year OIM is less than or equal to 24%, then none of Mr. Weil's PSUs will vest.
  •
  Alternatively, if the 3-Year OIM equals 28%, then 100% of Mr. Weil's PSUs will vest.
  •
  If the 3-Year OIM is greater than or equal to 32%, then 200% of Mr. Weil's PSUs will vest. All amounts between 24%, 28%, and 32% will be interpolated on a straight line basis.

In defining the performance criteria for Mr. Weil's 2014 PSUs, the Committee continued to reinforce clear linkages between pay and performance.

  •
  The Committee's independent Compensation Consultants provided historical operating margins over a five year period (2010 - 2014) for Janus as well as the Public Company Peer Group.

    o
    The Company's historical operating margin ranged from 25% to 32% during this period, with a five-year median of 28%.

    o
    The Public Company Peer Group operating margin ranged from 28% to 30% at the median over the same five-year period, with a five-year overall median of 29%.

  •
  The Committee also considers shareholder feedback which continues to suggest that median pay for median performance represents their interests. The 28% target for 100% vesting aligns this potential compensation with Janus's five-year median as well as the approximation of the five-year median of the Public Company Peer Group.

  •
  The Committee established the 24% performance criteria just above the low quartile of the operating margin as compared to the Public Company Peer Group.

  •
  The Committee established the 32% performance criteria at the highest operating income margin achieved by Janus over the past five years. This represents a 200 basis point increase from the Company's 2014 operating income margin.

When considering the link between these performance criteria and the Company's Public Company Peer Group benchmark data, the Committee noted that the Company's strategy requires continued strategic investment which may lower margins, perhaps below the peer median level, and companies included in the Public Company Peer Group are scaled and positioned substantially differently across a range of business lines which have very different margins. The Public Company Peer Group margin information is therefore only one data point that the Committee considered in determining the appropriate performance criteria for Mr. Weil's 2014 PSUs, and the Committee recognizes that it may not be an appropriate benchmark for Janus or Mr. Weil for future periods.

  Base Salary

Mr. Weil had not received an increase in his base salary since joining Janus in 2010. The Committee reviewed the comparative benchmark data from our Public Company Peer Group, which showed that Mr. Weil's base salary was significantly below the competitive market median. Although the Committee continues to believe that Mr. Weil should be compensated almost exclusively through variable compensation, it determined to increase Mr. Weil's base salary by $75,000 per year beginning in 2015.

Other NEO Compensation

This section describes how each of the other NEO's compensation is tied to performance for 2014. When determining the amount of compensation paid to the other NEOs, as described below, the Committee considered, among other factors, the following;

  •
  Alignment between individual compensation and the objectives of the Company's compensation programs, which are aligned with Company profits;

  •
  Individual performance and contributions to financial and strategic goals, such as those listed in the "Analysis of Pay for Performance" section beginning on page 32;

  •
  The Committee's evaluation of each other NEO, and the CEO's evaluations of the other NEOs;

  •
  Alignment of pay to performance (i.e., median pay for median performance);

  •
  Market compensation levels and structures for similarly situated executives that reflect the scope and characteristics of Janus operations and each of the other NEOs' individual responsibilities;

  •
  The results of recent say on pay votes and related discussions with shareholders;

  •
  Individual expertise, skills, knowledge and tenure in position; and

  •
  The continued evolution of the Company's compensation programs and the related recommendations of the Committee's Compensation Consultants.

Ultimately, it is the Committee's judgment of these factors, along with competitive data, that forms the basis for determining the other NEOs' compensation.

  Other NEO Compensation Decisions

  Base Salary

Base salary represents a small proportion of our other NEOs' compensation (less than 20% in 2014) and salary increases are rare. Ms. McPeek was the only NEO, other than the CEO, to receive a base salary increase. The $100,000 increase, effective January 2015, better aligns her compensation with market compensation levels and recognizes her individual expertise and contributions as CFO. The Committee determined that no other salary increases were warranted for 2015.

        Variable Compensation

The Committee emphasizes variable compensation as the primary element of the other NEOs' compensation program. As illustrated in the accompanying chart, in 2014, 83% of the other NEOs' total direct compensation was variable compensation and not guaranteed, including 39% in the form of LTI awards.

Other NEO Pay Mix 2014

  Tying Other NEO Compensation to Performance

Variable compensation awards paid to the other NEOs varied significantly in 2014 based on their contributions toward Company-wide investment performance, financial results, and strategic priorities, as well as their performance compared to individual objectives. These awards are determined following an assessment of each other NEOs:

  •
  Contribution toward Company performance against the scorecard objectives:
  o
  deliver investment excellence for clients,
  o
  drive financial results for shareholders, and
  o
  drive strategic results for long-term success.

  •
  Performance compared to their individual objectives which reflect the unique responsibilities and opportunities of each role.

Total variable compensation for the other NEOs increased in alignment with the Company's strong results in 2014 and increases ranged from 17% to 61%. While there is no specific weighting nor is there a requirement that individual contributions be balanced across scorecard objectives, each of the other NEOs made meaningful contributions toward the following Company objectives:

Company Objectives	Performance Results

Deliver investment excellence for Janus clients	• Improvement in the investment performance of the Company's fundamental equity strategies
• Continued strength in the long-term investment performance of the Company's fixed income and mathematical equity strategies

Drive financial results for Janus shareholders

•

Total company long-term net flows in 2014 of $(4.9) billion compared favorably to $(19.7) billion in 2013

•

Operating income of $290 million, represented an increase of $51 million or 21% year-over-year

•

Returned $142 million to shareholders in the form of share repurchases and regular dividends, equivalent to 65% of annual cash flow from operations

•

One-year TSR of 34% compared to 14% for the S&P and an average of 8% for our Public Company Peers

Drive strategic results for long-term success for Janus clients and shareholders	• Continued to execute the Company's strategic plan, including several Intelligent Diversification initiatives;
• Achieved the highest levels of AUM in the firm's history in both the fixed income and Non-U.S. businesses
• Improved net outflows in the U.S. institutional business to $4.4 billion from $6.5 billion in 2013
• Focused on the development of products that are less correlated to equity beta and rates risk
• Acquired VelocityShares to position the Company to deliver new products in the rapidly growing ETF universe
• Hired and supported the onboarding of exceptional new talent

The charts below describe the key 2014 achievements and other noteworthy successes for each of the other NEOs. In addition, these charts provide an analysis of the other NEOs' respective compensation breakouts for 2014 as compared to 2013. The compensation shown in the tables below differs from the amounts shown in the "Summary Compensation Table" on page 57 because these tables show variable compensation associated with 2014 performance that was determined and paid to the other NEOs in 2015 (the LTI portion of the variable compensation shown below will be reflected, as applicable, in our summary compensation table for 2016 in accordance with SEC rules).

Bruce L. Koepfgen, President 2014 Total Compensation ($000s):

Key Individual Achievements and Contributions Toward Company Results:

•

In the third quarter of 2013, Mr. Koepfgen relinquished his CFO role to Ms. McPeek and took on the position of President of Janus. In that capacity, he works in partnership with the CEO and the Executive Committee to implement the firm's multi-year strategic plan and drive financial results.

•

Mr. Koepfgen partnered with leaders of our institutional business to expand that group to include dedicated teams for consultant relations, strategy and service, as well as external sales. He was critical to the successful onboarding of the Company's new Chief Marketing Officer, as well as proper alignment of resources across the U.S. distribution, product and marketing groups.

•

Mr. Koepfgen's role further evolved during 2014 as he assumed additional executive responsibilities concerning the U.S.-based Janus mutual funds. Responsibilities include: presiding over the U.S.-based Janus mutual funds, serving as primary management liaison to the Board of Trustees, providing leadership and oversight to the U.S. distribution, product and marketing groups.

Other Noteworthy Matters:

•

Mr. Koepfgen's 43% increase in total compensation was driven, in large part, by a one-time restricted stock award equal to $500,000 which vests over four years, and was granted in recognition of the continued evolution of his role, his contributions on Intelligent Diversification initiatives – particularly in the U.S. distribution space and in the development of solutions-based products – and his efforts to properly resource the U.S. distribution, product and marketing groups following the change in leadership in those organizations.

Jennifer J. McPeek, Executive Vice President and CFO 2014 Total Compensation ($000s):

Key Individual Achievements and Contributions Toward Company Results:

•

Ms. McPeek was responsible for the Company's financial planning and cost management efforts through a significant period of growth and change. She contributed to the following financial results as of December 31, 2014: strong balance sheet and net cash position of $336 million, operating margin of 30% above peer median when adjusted for performance fees, and one-year TSR of 34%.

•

Ms. McPeek led efforts to increase the annual payout of cash flow from operations, which resulted in a 2014 payout ratio of 65% compared to 37% the prior year and 29% in 2012.

•

She led the Company's efforts to transition toward key performance indicators which has created a more robust internal measurement and accountability framework to provide informed capital and resource allocation decisions.

•

Ms. McPeek was instrumental in the acquisition of VelocityShares which will allow the firm to serve an entirely new segment of clients and financial advisors focused on ETFs.

•

She finalized the next generation incentive compensation plans with our subsidiary companies. Compensation plans across the Company are fully aligned with a consistent profits-based philosophical approach.

Other Noteworthy Matters:

•

Ms. McPeek received a base salary increase from $300,000 to $400,000 and a 76% increase in variable compensation, which includes a one-time restricted stock award equal to $150,000 which vests over four years. These increases, including the one-time stock award, acknowledge her experience and contributions as the Company's CFO following her first full year in that role, and better align her total compensation with market competitive levels.

Augustus Cheh, President of Janus International 2014 Total Compensation ($000s):

Key Individual Achievements and Contributions Toward Company Results:

•

Mr. Cheh continues to expand the Company's non-U.S. distribution capabilities resulting in an annualized organic growth rate of 14% in 2014, and a CAGR of 21% since Mr. Cheh joined the Company in 2011. In addition to increased buy ratings from global and local consultants, his teams are generating momentum and building relationships with local distributors in Hong Kong and Taiwan.

•

Mr. Cheh delivered strong financial results as of December 31, 2014, including: a year-over-year revenue increase of 29%, and net flows increased to $3.4 billion representing a 17% increase over 2013. He continues to effectively manage costs in the Company's non-U.S business.

•

Under Mr. Cheh's leadership, AUM in the Company's non-U.S. business reached $29 billion as of December 31, 2014 which represents a new high water mark for the Company. Within the past year, the Company welcomed new clients from the Middle East, the Netherlands, Germany and the United Kingdom through both retail and institutional channels.

•

Mr. Cheh continues to play a critical role in the strategic alliance with Dai-ichi Life which provides ongoing growth opportunities in Japan. In addition to more than $2 billion of general account assets that Dai-ichi Life has invested in the Company's fundamental equity, fixed income and mathematical equity strategies, its 50%-owned subsidiary has raised an additional $2.5 billion in our fundamental equity and fixed income strategies.

•

In 2014, Mr. Cheh strengthened the institutional and consultant teams in the UK, enhanced the client service team in Japan, and continued to build out the non-U.S. sales force across the regions, in an effort to continue development of a world class leadership team to ensure continued growth and success in the Company's non-U.S. business.

Other Noteworthy Matters:

• Mr. Cheh received a one-time restricted stock award equal to $150,000 which vests over four years, in consideration of the strong financial results and growth in the non-U.S. business in 2014.

George S. Batejan, Executive Vice President and Global Head of Technology and Operations 2014 Total Compensation ($000s):

Key Individual Achievements and Contributions Toward Company Results:

•

Mr. Batejan's dedication to improving service delivery for our clients drove the following in 2014; expansion of the Company's 'back office' visitation program, increased participation in the client satisfaction survey, and meaningful improvement in survey results with an overall satisfaction rating of 93%. Quality and timeliness of the delivery of the net asset values for the Company's funds remain at best-in-class levels.

•

Under Mr. Batejan's leadership, Janus was honored with a first place NOVA award (presented by NICSA) for the Company's Operational Excellence program which encompassed nearly 50 employees who generated numerous ideas resulting in process or quality improvements in 2014.

•

Mr. Batejan's teams have been instrumental to the Company's success in growing the fixed income business, expanding the Non-U.S. presence, and developing solution-based products. Valued contributions during 2014 include: preparing the Company to operate as a Master Agent in Taiwan, launching redesigned websites for the Advisor business and for INTECH to wide acclaim, implementing further enhancements to Quantum and eQuantum (vital tools for the portfolio managers), and activating several new derivative types to support Bill Gross as he stepped in to manage the Global Unconstrained Bond Fund.

•

During 2014, the corporate action process was redeveloped to further reduce risk. Additional tools were implemented for both legal and compliance which improve efficiency and response time to regulator and other outside inquiries.

•

Mr. Batejan's ongoing commitment to manage expenses tightly within the Global Technology and Operations organization frees up capital for the firm to make investments in other areas of the business that ensure progress of the Company's Intelligent Diversification initiatives.

Other Noteworthy Matters:

•

Mr. Batejan received a one-time restricted stock award equal to $100,000 which vests over four years based on his dedication to client service delivery and the critical roles and responsibilities his teams have taken on following the build out of the asset allocation team and the hiring of Bill Gross to manage the Global Unconstrained Bond Fund.

Elements of Executive Compensation

In addition to compensation amounts that are competitive and appropriate, the Committee intends for the compensation program to be internally fair and equitable relative to roles, responsibilities, and relationships among NEOs. Accordingly, the Committee also considers other factors in the process of determining compensation levels for each NEO, other than the CEO, including those factors described elsewhere in this CD&A.

  Compensation Program Objectives

The Committee believes that Janus provides pay for performance programs that are externally competitive and internally equitable (similar pay opportunities for similar roles and responsibilities) and that support the following compensation program objectives:

  •
  Alignment:  Align the interests of executives with those of both shareholders and clients.

  •
  Pay for Performance:  Reward performance against financial and strategic (non-financial) results over the short and long term.

  •
  Competitive Pay:  Attract, retain and motivate top performing executives by offering competitive total compensation opportunities.

  •
  Risk Management:  Mitigate and control excessive risk-taking that could harm the Company's business, its shareholders, or its clients.

  Principal Components of the Janus Pay for Performance Approach

  Base Salary

Janus pays base salaries to attract talented executives and to provide a fixed amount of cash compensation. Base salaries for the NEOs are individually determined by the Committee, in consultation with the Compensation Consultants, and reflect the NEOs level of responsibility, expertise, skills, knowledge and experience. The Committee determines the base salary amounts for the upcoming fiscal year each December.

  Variable Compensation

Other than for the CEO, President, and CFO, variable compensation for all Janus employees is generally paid out of a pool of funds equal to a percentage of consolidated operating income before the deduction of incentive compensation and overhead ("pre-incentive operating income"). The overall pool from which variable compensation awards are granted is a function of the Company's performance in any given year. The chart illustrates the change in the variable compensation pool relative to the change in operating income over the past three years. Based on strong financial results in 2014, there was a notable increase in the Company's variable compensation pool.

Variable compensation is awarded in the form of cash and LTI awards (consisting of a mix of performance-based awards and/or restricted stock in 2014). A majority of the CEO's compensation is in the form of LTI awards, and the other NEOs receive a significant portion of their variable compensation in the form of LTI awards. The Committee believes LTI awards encourage alignment between the interests of the Company's executive officers and Janus shareholders because the value of the awards is directly dependent on the price of Janus stock.

  Why Variable Compensation Is Divided Between Cash and LTI

Variable compensation awards to NEOs are typically granted as a combination of cash and equity (in the form of LTI awards), with equity comprising a significant portion of the total variable compensation award. By awarding a portion of the total variable compensation award as cash, the Committee is able to provide appropriate short-term incentives for the NEOs, which is an important retention element of our overall compensation philosophy. Awarding a significant portion of the total variable compensation award as equity serves two fundamental compensation objectives: (i) LTI awards are able to provide a longer-term focus for NEOs to balance the short-term nature of the cash award; and (ii) when used in conjunction with the stock ownership guidelines, LTI awards ensure the NEOs acquire and maintain a meaningful stock position in the Company, which creates a strong alignment between the interests of the NEOs and the long-term interests of Janus shareholders. Stock ownership levels for each NEO are reviewed annually by the Committee and evaluated against the minimum stock ownership guidelines as described under "Ownership Guidelines" on page 53. As of January 29, 2015, Mr. Weil's equity ownership exceeded 20 times his base salary and the other NEOs equity ownership each exceeded four times their respective base salary, with the exception of Ms. McPeek who was appointed to her role in 2013.

As set forth in the "Summary Compensation Table" on page 57, the Company issued the following types of long-term incentives for NEOs in 2013:

Title	Type of Awards	Vesting Schedule

CEO	50% Restricted Stock	4-year ratable time-based vesting (i.e., 25% each year)
	50% Performance Units	3-year cliff performance-based vesting, based on operating income margin

Other NEOs	100% Restricted Stock	4-year ratable time-based vesting (i.e., 25% each year)

  Why the Committee Grants Performance Units

The intent behind granting PSUs to the CEO is to provide a clear link between Mr. Weil's compensation and the long-term performance of the Company. The Committee considered whether to introduce performance-based equity into the compensation structure for the other NEOs, but ultimately decided against it because the program is still relatively new and needs more time to develop before being considered for inclusion in the compensation program for the other NEOs. In addition, the NEOs, other than the CEO, President and CFO, are paid from the pre-incentive operating income pool, which means their total variable compensation award is already linked to Company performance through the pool funding formula described above.

  Why the Committee Grants Restricted Stock

The Committee believes that issuing restricted stock to NEOs maintains a strong alignment between the equity interests of the NEOs and the long-term interests of Janus shareholders as any value derived from the restricted stock is entirely dependent on the value of Janus's common stock at any given point in time. As Janus's stock price increases or decreases, so does the value of the NEOs' restricted stock. The four-year ratable vesting schedule is designed to provide a retentive component to the equity awards while still delivering value to the NEOs for their contributions to the Company's performance.

Future Executive Compensation Structure

The Committee will continue to leverage the scorecard approach to ensure that executive compensation and Company results are properly correlated. In particular, the scorecard ensures that executive compensation is based primarily on a thorough evaluation of business results and individual contributions that drive long-term value for shareholders. Going forward, the Committee will maintain on-going dialogue with shareholders and assess the components of executive compensation on an annual basis. When necessary, the Committee will make adjustments to the overall compensation structure, elements of the scorecard such as performance factors and measures, the mix of cash and equity, and specific components that make up each executive's compensation, in order to drive continued alignment between executive compensation and Company performance.

Compensation Decision-Making Process

The Committee determines the levels and type of compensation paid to the NEOs. The Committee also considers the scope of each NEOs responsibilities, skills, and talents, demonstrated leadership capabilities, compensation relative to similarly situated peers, and Company and individual performance on an absolute and relative basis. External factors, such as market compensation levels, unforeseen issues that arise during the year that may lead to a change or reprioritization of pre-established goals or objectives, and Compensation Consultant recommendations, are also taken into consideration.

  Risk Considerations

As more fully described in the "Corporate Governance – Risk Oversight" section on page 16, the Committee carefully reviews the risks and rewards associated with the Company's compensation programs.

  Peer Groups

Janus competes for top executive talent with a broad and diverse range of public and privately owned asset management firms, including firms that, from a size and complexity perspective, are smaller, larger, or similar to Janus. Recognizing this wide range of competitors and acknowledging the complexity associated with pay and performance comparisons, the Committee:

  •
  Reviews compensation practices using two primary comparator groups recommended by McLagan: (i) a Custom Peer Group of 17 companies that are considered most comparable to Janus relative to size, complexity and operating structure; and (ii) a Public Company Peer Group consisting of 11 companies that broadens the survey sample and allows shareholders to obtain important comparative information independently;

  •
  Considers the Company size as compared to the companies in the Custom and Public Company Peer Groups based on revenue and AUM, evaluates relative performance against both peer groups, and acknowledges the Company's current strategic efforts to transition to a more globally diverse organization; and

  •
  Does not benchmark specific elements of compensation for any of the NEOs and it does not establish target percentiles for NEOs, other than the CEO, when determining or justifying individual compensation decisions in comparison to the Company's peers.

  Janus's Custom Peer Group

Our Custom Peer Group includes companies that are most similar to Janus relative to size, business complexity and operating structure. This group includes companies that are publicly owned, like Janus, as well as privately owned companies and asset management subsidiaries of larger companies. In 2014, the Committee reviewed the composition of the Custom Peer Group and determined that no changes were necessary.

In determining the reasonableness of the 17-company Custom Peer Group, the Committee acknowledges that: (i) no single competitor company is exactly like Janus; (ii) Janus competes with a broad range of companies for executive talent; and (iii) the Custom Peer Group provides data from publicly traded asset management companies in addition to the confidential data from private companies, which provides the Committee with a more complete view of the competitive landscape.

The Committee believes that the Custom Peer Group for 2014 provides a reasonable frame of reference for evaluating executive pay levels and practices given a combination of factors, including the competitors' size, geographic scope, operating structure, product breadth, operating complexity, channel coverage, ownership, history, and performance. The Custom Peer Group consists of the following firms:

Janus's Custom Peer Group

Affiliated Managers Group	Neuberger Berman Group

AllianceBernstein L.P.	Nuveen Investments

American Century Investments	Old Mutual Asset Management

Delaware Investments	Oppenheimer Funds, Inc.

Eaton Vance Management	Putnam Investments

Jennison Associates, LLC	T. Rowe Price Associates, Inc. (1)

Lazard Asset Management LLC	Waddell & Reed, Inc.

MFS Investment Management	Western Asset Management Co.

Morgan Stanley Investment Management

(1)
Considered in the pay analysis for all NEOs except for the CEO position. This company was not included in the CEO pay analysis due to the incumbent's significant equity holdings which may or may not have had a distortive impact on that CEO's compensation.

  Janus's Public Company Peer Group

Our Public Company Peer Group takes into consideration companies with similar business models and represents peers with which the Company may compete for talent, but it also includes companies that are, in some cases, substantially larger than Janus on a revenue and/or AUM basis. The Public Company Peer Group provides shareholders the opportunity to make independent comparisons of the Company's relative pay and performance. The Committee believes that public asset management companies that compete with Janus for business and talent provide better pay and performance comparisons than do companies that are only similar to Janus based on the amount of revenues or assets. There are a smaller number of publicly traded global asset management companies that are similar to Janus when the following factors are taken into consideration: size, geographic scope, operating structure, product breadth, operating complexity, distribution coverage, ownership, history, and performance. The Committee acknowledges that the Public Company Peer Group includes companies that are larger than Janus, and for that and other reasons as described on page 34 under the section titled "Analysis of Pay for Performance – Compensation Committee Decisions about CEO Pay – Setting Total Variable Compensation Target", decided to adjust the CEO's 2014 variable compensation target downward by approximately one-third. The Committee reviewed the composition of the Public Company Peer Group in 2014 and determined that no changes were necessary.

The Public Company Peer Group consists of the following firms:

Janus's Public Company Peer Group

Affiliated Managers Group, Inc.	Franklin Resources, Inc.

AllianceBernstein Holding L.P.	Invesco Ltd.

Ameriprise Financial, Inc.	Legg Mason, Inc.

Cohen & Steers, Inc.	T. Rowe Price Group, Inc.

Eaton Vance Corp.	Waddell & Reed Financial, Inc.

Federated Investors, Inc.

  Role of Compensation Consultants

In making compensation decisions, the Committee relies in part on advice from the Compensation Consultants who provide an objective perspective, comprehensive comparative data on the financial services industry, pay for performance approaches, and general best practices, which enhance the quality of the Committee's decisions. Please refer to "Corporate Governance – Compensation Consultants to the Compensation Committee" on page 18 for additional detail as to the Committee Consultants' activities for 2014.

  Role of Executive Officers

Management assists the Committee by providing information and recommendations on Janus's various compensation programs. At the beginning of each year, the CEO, in conjunction with Janus's Human Resources department and other key leaders within Janus, recommends to the Board and the Committee the investment, financial, and strategic objectives for the Company. During the year, management provides the Board and the Committee with periodic progress reports. After the end of each year, management presents the Committee with its evaluation of the Company's performance against those objectives. The CEO then evaluates the individual performance of each member of the senior management team and recommends levels of compensation (other than his own) to the Committee for review and approval.

Additional Compensation Practices and Policies

  Ownership Guidelines

The Compensation Committee determines the minimum stock ownership guidelines for the CEO, the NEOs, and all members of the Company's Executive Committee. Ensuring that executive officers own a meaningful number of shares in the Company more closely aligns their economic interests with our shareholders.

  •
  The CEO is required to hold Janus equity or mutual fund holdings equal to at least 20 times his annual salary. The CEO currently holds shares worth substantially more than the required 20 times his annual base salary.

  •
  All other members of the Executive Committee are required to hold Janus equity or mutual fund holdings equal to at least four times his or her annual salary within seven years of becoming subject to the ownership requirement.

All NEOs and Executive Committee members are either meeting the guidelines or on track to fulfill guidelines by the required deadline.

  Severance Guidelines

The Company generally believes that reasonable severance benefits should be provided to employees without individual performance issues whose employment is terminated due to role elimination. Fair and reasonable severance benefits provide some support to terminated employees as they seek new employment. Severance benefits also provide Janus an opportunity to obtain a release of legal claims and enforce additional restrictive covenants (such as non-solicitation clauses), which help protect the business. A description of the severance benefits available to each NEO is outlined in the "Executive Compensation – Termination and Change in Control Arrangements with Named Executive Officers" section beginning on page 65.

  Change in Control

Change in control severance benefits for certain executives are generally intended to mitigate the potential conflict of interest that may arise in a change in control transaction and therefore align the interests of those executives with the interests of Janus shareholders. Relative to the overall value of Janus, these potential change in control benefits are reasonable and consistent with the general practice among the Company's peers. These benefits are based on a "double trigger" approach and only arise if there is a material negative change to employment arising from, or within two years after, a change in control of Janus. The change in control benefits does not include any tax gross-up rights and the executives are personally responsible for the payment of any excise tax. The change in control severance rights of the NEOs, if any, are outlined in the "Executive Compensation – Termination and Change in Control Arrangements with Named Executive Officers" section beginning on page 65. In addition, as of December 30, 2011, all new LTI awards are subject to accelerated vesting only if (i) there is a change in control of Janus, and (ii) the executive's employment is terminated either by the Company without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation or relocation of the principal place of employment) within two years after a change in control of Janus.

  Clawback Policy

LTI awards granted to members of the Company's senior management team are subject to recovery or "clawback" in the event that there is a material misstatement in the financial statements and such misstatement is found to be the result of such senior executive's active participation in, knowing concealment of, or knowing failure to identify, such misstatement. Any LTI award granted to the applicable senior executive in the three years prior to the misstatement is subject to recovery by Janus (e.g., by forfeiture of unvested awards or repayment of vested awards). This policy supports the Company's commitment to the accuracy of Janus's financial statements and discourages excessive risk-taking.

  Anti-Hedging and Anti-Pledging Policies

The Company prohibits transactions in Janus stock that are speculative in nature by its employees, executives, and directors. Speculative trading includes "put" or "call" options, short sales, hedging, or similar derivative transactions. Directors and executives are also prohibited from pledging Janus shares. These policies support the Company's commitment to maintain the alignment of the interests of employees with the long-term interests of Janus shareholders.

  Grant Procedures for Long-Term Incentive Awards

All LTI awards are granted pursuant to written grant procedures that are designed to avoid grants of LTI awards when the Committee is aware of material non-public information concerning Janus. The grant date is established by the Committee and our written grant procedures. Management has no discretion to establish the grant date.

  Perquisites and Other Benefits

The Committee annually reviews other benefits provided to the NEOs. We generally provide benefits to our executives that are similar to (if not the same as) those offered to other Janus employees, except NEOs are also provided the opportunity to participate in the Executive Income Deferral Program. See "Executive Compensation – Non-Qualified Deferred Compensation" on page 65. None of the NEOs elected to participate in this deferral program in 2014. Although some of the Company's competitors may provide their executives with special perquisites, the Committee believes that the Company can retain top executive talent by providing market-competitive total compensation opportunities and health and retirement benefits. Currently, the NEOs and all other full-time employees can participate in the following benefit programs:

  •
  Medical, dental, and vision insurance;

  •
  Life insurance and short- and long-term disability insurance;

  •
  Charitable gift matching by Janus of up to $2,500 per employee per year;

  •
  401(k) contribution match of up to 4% of eligible compensation; and

  •
  Relocation, housing, travel assistance and other cost reimbursements.

  Section 162(m) Compliance

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation greater than $1 million paid in any one fiscal year to a corporation's CEO and three other most highly compensated executive officers (other than the CFO) as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Janus generally intends to structure its variable compensation to achieve tax deductibility under Section 162(m). To facilitate that objective, specified performance thresholds for funding variable compensation must be satisfied before payments are made. Achievement of the threshold performance criteria did not guarantee that the NEOs would receive any specific variable compensation for 2014.

All compensation paid in 2014 was deductible; however, the Committee may make compensation decisions that do not result in tax deductibility. The Committee believes that shareholder interests are best served by allowing the Committee discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board is primarily responsible for reviewing, approving and overseeing Janus's compensation plans and practices, and works with management and the Compensation Consultants to establish Janus's executive compensation philosophy and programs. The Committee is composed entirely of independent directors, as defined under the Company's Governance Guidelines and the NYSE Listing Standards.

The Committee has reviewed and discussed the "Compensation Discussion and Analysis" section with management. Based upon this review and discussion, the Committee has recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this Proxy Statement.

Respectfully,

Members of the Compensation Committee

  Timothy K. Armour, Chairman
  G. Andrew Cox
  Eugene Flood, Jr.
  Lawrence E. Kochard

Executive Compensation

  Summary Compensation Table

The following table contains information about the compensation that Janus paid during 2014, 2013 and 2012 to the NEOs:

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (2)		Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total ($)
(a)	(b)	(c)	(d)		(f)	(g)	(i)	(j)

Richard M. Weil,	2014	$500,000	$4,472,002	(3)	–	$2,981,200	$194,673	$8,147,875
CEO	2013	$500,000	$2,429,990	(4)	–	$1,620,000	$168,023	$4,718,013
	2012	$500,000	$2,850,006		–	$1,400,000	$232,283	$4,982,289

Bruce L. Koepfgen,	2014	$500,000	$800,001		–	$1,500,000	$73,986	$2,873,987
President	2013	$441,670	$655,196		$200,002	$1,200,000	$46,539	$2,543,407
	2012	$400,000	$489,998		$599,999	$982,800	$39,593	$2,512,390

Jennifer J. McPeek,	2014	$300,000	$299,998		–	$810,000	$37,569	$1,447,567
Executive Vice	2013	$270,840	$353,949		–	$300,000	$23,041	$947,830
President and CFO

Augustus Cheh,	2014	$401,200	$840,000		–	$1,320,000	$347,625	$2,908,825
President of Janus	2013	$401,149	$739,999		–	$1,110,000	$316,980	$2,568,128
International (1)	2012	$401,175	$778,002		–	$1,110,000	$323,299	$2,612,476

George S. Batejan,	2014	$400,000	$285,002		–	$426,000	$39,468	$1,150,470
Global Head of	2013	$400,000	$200,002		–	$315,000	$27,989	$942,991
Technology and	2012	$400,000	$199,998		–	$300,000	$30,373	$930,371
Operations

(1)
Mr. Cheh's compensation differs slightly year-over-year due to currency fluctuations.

(2)
Amounts shown represent the restricted stock awards granted in the reported year for services provided in the prior year, except for: (i) Mr. Weil's $2,850,006 awards granted in 2012 for services provided in 2012; (ii) Mr. Weil's $2,429,990 awards granted in 2013 for services provided in 2013; (iii) Mr. Weil's $4,472,002 awards granted in 2014 for services provided in 2014. The value of each restricted stock award (or restricted stock units in the case of Mr. Cheh, who receives restricted stock units due to international tax considerations) in this table is determined pursuant to ASC Topic 718 by multiplying the fair market value of Janus common stock on the grant date (the average of the high and low trading prices on the grant date) by the number of shares granted. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus's stock price and the NEOs continued employment.

(3)
Awards granted in 2014 consist of a restricted stock award with a fair market value of $2,236,001 that vests over four years and a $2,236,001 performance stock unit award that is subject to a 3-Year OIM performance metric as calculated at the end of the three-year performance period. The value of the performance stock unit award is determined pursuant to ASC Topic 718 by multiplying the fair market value of Janus common stock on the grant date (the average of the high and low trading prices on the grant date) by the number of shares granted. These awards are more fully described on page 62 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers –

  Performance Stock Unit Awards." The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus's three-year operating margin and the NEOs continued employment.

(4)
Awards granted in 2013 consist of a restricted stock award with a fair market value of $1,214,995 that vests over four years and a $1,214,995 performance stock unit award that is subject to a 3-Year OIM performance metric as calculated at the end of the three-year performance period. The value of the performance stock unit award is determined pursuant to ASC Topic 718 by multiplying the fair market value of Janus common stock on the grant date (the average of the high and low trading prices on the grant date) by the number of shares granted. These awards are more fully described on page 62 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards." The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus's three-year operating margin and the NEOs continued employment.

(5)
Amounts shown represent stock options granted in the reported year for services provided in the prior year. The market value of stock option awards was determined on the date of grant pursuant to ASC Topic 718 using the Black-Scholes option pricing model using assumptions discussed in Note 11 to Janus's financial statements for the year ended December 31, 2014, included in the Company's Annual Report on Form 10-K. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on Janus's stock price and the NEOs continued employment.

(6)
The amounts shown in the "Non-Equity Incentive Plan Compensation" column represent compensation earned under the variable compensation plans in accordance with at least the achievement of predetermined Section 162(m) performance goals as certified by the Compensation Committee. Compensation under these plans consists of cash bonuses. The amounts set forth in the Non-Equity Incentive Plan Compensation column include the following:

Name	Year	Cash Awards	Total

Richard M. Weil	2014	$2,981,200	$2,981,200
	2013	$1,620,000	$1,620,000
	2012	$1,400,000	$1,400,000

Bruce L. Koepfgen	2014	$1,500,000	$1,500,000
	2013	$1,200,000	$1,200,000
	2012	$982,800	$982,800

Jennifer J. McPeek	2014	$810,000	$810,000
	2013	$300,000	$300,000

Augustus Cheh	2014	$1,320,000	$1,320,000
	2013	$1,110,000	$1,110,000
	2012	$1,110,000	$1,110,000

George S. Batejan	2014	$426,000	$426,000
	2013	$315,000	$315,000
	2012	$300,000	$300,000

(7)
The amounts shown in the "All Other Compensation" column include the following:

Name	Year	401(k) Discretion- ary Company Contri- butions (a)	401(k) Matching Contri- butions		Company- paid Premiums (b)	Health Insurance Premiums (c)	Dividends on Unvested Restricted Stock		Other		Total

Richard M. Weil	2014	–	$10,400		$2,937	$13,336	$168,000		–		$194,673
	2013	–	$7,650		$2,612	$13,346	$144,415		–		$168,023
	2012	–	$7,500		$2,612	$13,135	$209,036		–		$232,283

Bruce L. Koepfgen	2014	–	$10,400		$3,022	$13,336	$47,228		–		$73,986
	2013	–	$7,650		$2,455	$13,346	$23,088		–		$46,539
	2012	–	$7,500		$2,377	$13,135	$16,581		–		$39,593

Jennifer J. McPeek	2014	–	$10,400		$2,125	$4,686	$20,358		–		$37,569
	2013	–	$7,650		$2,063	$4,938	$8,390		–		$23,041

Augustus Cheh	2014	–	$20,060	(d)	$1,866	$19,150	$56,190	(e)	$250,359	(f)	$347,625
	2013	–	$20,057	(d)	$1,468	$11,094	$33,776	(e)	$250,585	(f)	$316,980
	2012	–	$24,955	(d)	$1,095	$10,467	$35,790	(e)	$250,992	(f)	$323,299

George S. Batejan	2014	–	$10,400		$2,744	$9,461	$16,863		–		$39,468
	2013	–	$7,650		$2,377	$9,482	$8,480		–		$27,989
	2012	–	$7,500		$2,377	$12,681	$7,815		–		$30,373

(a)
Amounts shown represent ESOP and profit-sharing contributions earned in the reported year and paid in the following year.

(b)
Includes premiums paid by the Company on behalf of the NEO for group term life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and identity theft protection services.

(c)
Health insurance benefits are generally available to all employees, and include health, dental and vision.

(d)
Amounts include the contributions to the Hong Kong Mandatory Provident Fund on Mr. Cheh's behalf.

(e)
Mr. Cheh receives restricted stock units instead of restricted stock awards due to international tax considerations. As a result, Mr. Cheh receives dividend equivalents in the form of restricted stock units, instead of cash dividends.

(f)
Amounts include the housing allowance received by Mr. Cheh.

Grants of Plan-Based Awards in 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan			Estimated Future Payouts Under Equity Incentive Plan (2)				All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Market Value of Stock and Option

Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (1) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)	Units (#) (i)	Options (#) (j)	($/Sh) (k)	Awards ($) (3) (l)

Richard M. Weil	12/31/14					137,178	(4)					$2,236,001
	12/31/14				0	137,178	(4)	274,356				$2,236,001
	1/1/14		$2,981,200

Bruce L. Koepfgen	1/31/14					73,462						$800,001
	1/1/14		$1,500,000

Jennifer J. McPeek	1/31/14					27,548						$299,998
	1/1/14		$810,000

Augustus Cheh	1/31/14					81,673	(5)					$896,190	(5)
	1/1/14		$1,320,000

George S. Batejan	1/31/14					26,171						$285,002
			$426,000
	1/1/14

(1)
Represents variable cash compensation earned in 2014 but paid in 2015 under the variable compensation programs. Such plans had a performance period beginning January 1, 2014.

(2)
Represents shares of restricted stock granted during 2014 except as described in footnote (5) below. The awards ratably vest over four years. Each unvested share of restricted stock held by a NEO is entitled to cash dividends declared on Janus common stock, which recently has been at the quarterly rate of $0.08 per share. This dividend payment is included within "All Other Compensation" of the "Summary Compensation Table" on page 59.

(3)
Represents the fair market value of the awards on grant date, as required by ASC Topic 718.

(4)
Mr. Weil received 137,178 shares of restricted stock that vest over four years, and 137,178 shares of performance stock unit awards that are subject to a 3-Year OIM performance metric as calculated at the end of the three-year performance period. These awards are more fully described on page 62 under "Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards."

(5)
Includes 4,538 restricted stock units with a value of $56,190 granted as dividend equivalents on February 21, 2014, May 23, 2014, August 22, 2014 and November 21, 2014.

  Employment Arrangements with Named Executive Officers

We do not have a formal written employment agreement with any of the NEOs. Each NEO receives an annual base salary and is entitled to all health and retirement benefits offered to the Company's other senior executives (Hong Kong executives in the case of Mr. Cheh). Mr. Cheh is also entitled to an annual housing allowance of approximately $250,000.

Each of the NEOs has agreed that during his or her employment and for a period of one year after his or her termination not to (i) employ or attempt to employ or engage on behalf of any competitive business any employee or contractor of Janus or any of its affiliates (individually, a "Janus Entity"); or (ii) divert, attempt to divert, solicit or engage on behalf of any competitive business, any business of an investment advisory or investment management client of a Janus Entity, to which a Janus

Entity rendered services during the six-month period immediately preceding his or her termination. Such restrictions are referred to as the "Non-Solicitation Obligations" in this Proxy Statement.

During his employment and for a period of one year after his termination of employment, Mr. Cheh agreed to restrictive covenants similar to the Non-Solicitation Obligations as described above, except that the restrictive covenants related to Janus customers or clients applies to customers of any Janus Entity during the two year period and any competitive business during the one year period, respectively, immediately following Mr. Cheh's termination.

All variable compensation awards are determined by the Compensation Committee. Any awards to the NEOs are subject to, at a minimum, at least the achievement of performance criteria in compliance with Section 162(m) of the Code. (A more detailed description of the NEOs' compensation arrangements can be found in the "Compensation Discussion and Analysis" section of the Proxy Statement, beginning on page 29.)

  Equity and Other Incentive Compensation Arrangements with Named Executive Officers

Restricted stock, stock options, and PSUs set forth in the "Summary Compensation Table" on page 57 were granted pursuant to the terms of the Amended and Restated 2010 LTI Plan and the Janus Capital Group Inc. 2005 Long Term Incentive Stock Plan (the "2005 LTI Plan"). For a summary of awards vesting in 2014, refer to the "2014 Restricted Stock Vested" table on page 65.

  Restricted Stock

Restricted stock awards granted since 2009 are subject to a four-year ratable vesting schedule, which is consistent with the minimum vesting period of three years under the plan documents. Vesting of restricted stock awards accelerates if the executive dies or becomes disabled.

Additionally, the vesting of restricted stock awards granted prior to April 25, 2012 accelerates if the executive meets the Company's requirement of 55 years of age and ten years of service (referred to collectively as "age and service requirement") and terminates employment. Restricted stock awards granted after April 25, 2012 continue to vest (subject to the executive's continuing compliance with applicable restrictive covenants) in accordance with the award's original vesting schedule if the executive meets the Company's age and service requirement or is 60 years of age ("age requirement") upon termination of employment due to retirement.

Restricted stock awards granted prior to December 30, 2011 have accelerated vesting immediately upon a change in control of Janus. Restricted stock awards granted after such date are subject to accelerated vesting if (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated either by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation or relocation of the principal place of employment).

Each unvested share of restricted stock held by an executive is entitled to cash dividends declared on Janus common stock. This dividend payment is included within the "All Other Compensation" column of the "Summary Compensation Table" on page 59.

  Performance Stock Unit Awards

  2011 Performance Stock Units

The 2011 performance stock unit awards ("2011 PSU Awards"), which were only granted to the CEO, will only vest if both the applicable stock price hurdles ($8.00 and $10.00 per share) and time-based vesting schedule (four-year, pro-rated vesting) are met. To be eligible to vest, Janus stock price must remain above the applicable stock price hurdle for 20 consecutive trading days at any time during the four-year term of the award. If the stock price does not exceed the respective stock price hurdle for any 20-day period during the four-year term, then the performance stock unit award is forfeited. There can be a catch-up of vesting if the stock price hurdle is met later within the four-year term (e.g. if stock price does not meet the $8.00 hurdle until the third year, then on the third vesting date there would be a 50% catch up vesting, plus the 25% that would otherwise vest on the third vesting date). As of December 31, 2014, both stock price hurdles have been met.

The 2011 PSU Awards have a one-year holding period following vesting, and dividends are not paid on unvested performance stock unit awards.

Additionally, the vesting of the 2011 PSU Awards accelerates if the executive dies or becomes disabled. The 2011 PSU Awards have accelerated vesting if (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation, or relocation of the principal place of employment).

  2013 Performance Stock Units

The 2013 performance stock unit awards ("2013 PSU Awards"), which were only granted to the CEO, will only vest if the Company's 3-Year OIM (defined above on page 40) is greater than 27%. If the 3-Year OIM equals 31%, then 100% of Mr. Weil's PSUs will vest. If the 3-Year OIM is greater than or equal to 35%, then 200% of Mr. Weil's PSUs will vest. All amounts between 27%, 31%, and 35% will be interpolated on a straight line basis. The formula used to determine the 3-Year OIM is described in more detail under "Analysis of Pay for Performance – Compensation Committee Decisions about CEO Pay – Actual Total Variable Compensation – Performance Stock Units (PSUs)" on page 41. The 2013 PSU Awards have a one-year holding period following vesting, and dividends are not paid on unvested performance stock unit awards.

Additionally, if the executive dies or becomes disabled, the 2013 PSU Awards will vest based upon the Company's applicable performance through the date of the latest quarterly financial statements prior to the executive's death or disability. If (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation, or relocation of the principal place of employment), then the performance criteria for the 2013 PSU Awards shall be measured based on applicable performance through the date of the Company's latest quarterly financial statements prior to the change in control. The portion of the 2013 PSU Awards that is earned based upon such measurement will convert into a time-based award that will vest in full on December 31, 2016.

  2014 Performance Stock Units

The 2014 performance stock unit awards ("2014 PSU Awards"), which were only granted to the CEO, will only vest if the Company's 3-Year OIM (defined above on page 40) is greater than 24%. If the 3-Year OIM equals 28%, then 100% of Mr. Weil's PSUs will vest. If the 3-Year OIM is greater than or equal to 32%, then 200% of Mr. Weil's PSUs will vest. All amounts between 24%, 28%, and 32% will be interpolated on a straight line basis. The formula used to determine the 3-Year OIM is described in more detail under "Analysis of Pay for Performance – Compensation Committee Decisions about CEO Pay – Actual Total Variable Compensation – Performance Stock Units (PSUs)" on page 41. The 2014 PSU Awards have a one-year holding period following vesting, and dividends are not paid on unvested performance stock unit awards.

Additionally, if the executive dies or becomes disabled, the 2014 PSU Awards will vest based upon the Company's applicable performance through the date of the latest quarterly financial statements prior to the executive's death or disability. If (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation, or relocation of the principal place of employment), then the performance criteria for the 2014 PSU Awards shall be measured based on applicable performance through the date of the Company's latest quarterly financial statements prior to the change in control. The portion of the 2014 PSU Awards that is earned based upon such measurement will convert into a time-based award that will vest in full on December 31, 2017.

  Stock Options

Janus has significantly reduced the number of stock option grants it has made to its executives. Stock option awards granted since 2009 are subject to a four-year ratable vesting schedule. The vesting of the stock option awards accelerates if the executive dies or becomes disabled. Additionally, the vesting of stock option awards granted prior to April 25, 2012 accelerates if the executive meets the age and service or age requirement and terminates employment. Stock option grants made after April 25, 2012 continue to vest in accordance with the award's original vesting schedule if the executive meets the age and service or age requirement upon termination of employment due to retirement.

Stock options granted prior to December 30, 2011 have accelerated vesting immediately upon a change in control of Janus. Stock options granted after such date are subject to accelerated vesting if (i) there is a change in control of Janus and (ii) within two years of the change in control, the executive's employment is terminated either by Janus without cause or for "good reason" by the executive (material diminution in duties, reduction in compensation or relocation of the principal place of employment).

  Outstanding Equity Awards at 2014 Year-End

	Option Awards				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (6) (j)

Richard M. Weil	468,750	–	$11.78	2/1/17	–	–	–		–
	–	–	–	–	–	–	474,843		$7,659,218
	–	–	–	–	–	–	62,275	(3)	$1,004,496
	–	–	–	–	–	–	97,747	(4)	$1,576,659
							137,178	(5)	$2,212,681

Bruce L. Koepfgen	75,757	75,758	$8.57	2/1/19	–	–	–		–
	11,363	34,092	$9.77	2/1/20	–	–	–		–
	–	–	–	–	–	–	152,347		$2,457,357

Jennifer J. McPeek	–	–	–	–	–	–	62,565		$1,009,173

Augustus Cheh	–	–	–	–	–	–	183,871		$2,965,839

George S. Batejan	–	–	–	–	–	–	54,398		$877,440

(1)
Stock options are subject to a four-year ratable vesting schedule.

(2)
Represents total unvested restricted stock and restricted stock unit awards as of December 31, 2014 (except as described in footnotes 3, 4, and 5). The awards are subject to a four-year ratable vesting schedule.

(3)
Represents the 2011 PSU Awards as of December 31, 2014. The awards are subject to a four-year vesting schedule. The 2011 PSU Awards are subject to both stock price hurdles as described beginning on page 62 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards", both of which have been met as of December 31, 2014. Mr. Weil has 62,275 unvested PSUs that were granted in 2011.

(4)
Represents the 2013 PSU Awards as of December 31, 2014. The 2013 PSU Awards are subject to a three-year cliff vesting schedule. The award is subject to a 3-Year OIM performance hurdle as calculated at the end of the three-year performance period as described under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards" beginning on page 62. Mr. Weil has 97,747 PSUs that were granted in 2013 which have the potential to be earned at 200%. The number of PSUs has been updated to reflect a correction to the method used to calculate the fair market value of PSUs on the grant date.

(5)
Represents the 2014 PSU Awards as of December 31, 2014. The 2014 PSU Awards are subject to a three-year cliff vesting schedule. The award is subject to a 3-Year OIM performance hurdle as calculated at the end of the three-year performance period as described under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers – Performance Stock Unit Awards" beginning on page 62. Mr. Weil has 137,178 PSUs that were granted in 2014 which have the potential to be earned at 200%.

(6)
The value of each award was calculated by multiplying the closing value of Janus common stock on December 31, 2014 ($16.13 per share) by the number of awards outstanding as of December 31, 2014. Mr. Weil's 2013 PSU Awards and 2014 PSU Awards were valued assuming they are earned at 100%.

  2014 Restricted Stock Vested

	Restricted Stock Awards

Name (a)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (1) (e)

Richard M. Weil (2)	330,213	$5,036,628

Bruce L. Koepfgen	31,059	$331,400

Jennifer J. McPeek	13,491	$156,460

Augustus Cheh	60,926	$684,436

George S. Batejan	12,154	$129,683

(1)
The value of each vested restricted stock award was calculated by multiplying the fair market value (the average of the high and low trading prices on the vesting date) of Janus common stock on the vesting date by the number of shares that vested.

(2)
Includes vesting of 2011 PSU Awards of 62,275 shares with a value of $1,020,065.

  Pension Benefits

None of the NEOs participates in or has benefits accrued under any qualified or non-qualified defined benefit plan sponsored by Janus.

  Non-Qualified Deferred Compensation

None of the NEOs elected to participate in the Executive Income Deferral Program in 2014 and none have any balances in this program. Under the Executive Income Deferral Program, the NEOs and other executives of the Company and its affiliates may elect to defer payment of up to 50% of their base salary, all or a portion of their annual cash bonus, and all or a portion of their restricted stock awards. All compensation deferred under this program is credited during the deferred period with the gains and losses of certain Janus-affiliated mutual funds selected by the participant, and all restricted stock awards deferred will convert into restricted stock units. A participant's interest in the deferred compensation is payable in a single payment or in installments upon a specified date (at least two years after the deferral) following separation from service.

  Termination and Change in Control Arrangements with Named Executive Officers

  Richard M. Weil

  Termination by Janus for Cause

Upon termination by Janus for cause, Mr. Weil is not entitled to any payment or benefit other than the payment of unpaid salary. In addition, Mr. Weil will forfeit any outstanding unvested LTI awards except that he will have three months following termination of employment to exercise any vested stock options.

  Termination by Janus (Other than for Cause, Death, Disability, or Retirement) Prior to a Change in Control

Mr. Weil is not a party to a written severance agreement covering terminations prior to a change in control, and as a result, is not entitled to any payment or benefit in this circumstance other than the payment of unpaid salary, except as described below. Janus has severance guidelines that are applicable to all employees in the event of an involuntary termination without material performance problems due to role elimination ("Severance Guidelines"). To be eligible to receive any benefits under the Severance Guidelines, Janus requires that the affected employee execute a comprehensive legal release, which would include a 12-month non-solicitation and non-interference covenant relating to employees and clients, and a general non-disparagement covenant.

Based on the Company's Severance Guidelines, if there is a termination of Mr. Weil's employment by Janus other than for cause and prior to a change in control, he would be entitled to receive no benefits (other than payment of his unpaid salary) under the Severance Guidelines unless his role was eliminated. In the unlikely event that his role was eliminated, Mr. Weil would be entitled under the Severance Guidelines to a cash payment equal to a minimum of six and a maximum of 12 months' worth of his annual base salary (determined by his tenure), a pro-rata portion of his bonus based on the previous year's actual bonus payment (assuming he was terminated after July 1), and up to six months' worth of health and welfare benefits.

In addition, upon termination in this circumstance, Mr. Weil will forfeit any outstanding unvested LTI awards and he will have three months following termination of employment to exercise any vested stock options.

  Termination by Executive for Any Reason Prior to a Change in Control, or Without Good Reason Following a Change in Control

If Mr. Weil resigns from Janus for any reason prior to a change in control, or more than two years after a change in control or without good reason within two years after a change in control, he is not entitled to any payment or benefit other than the payment of unpaid salary. In addition, upon termination under any of these circumstances, Mr. Weil will forfeit any outstanding unvested LTI awards and he will have three months following termination of employment to exercise any vested stock options.

  Termination by Janus (Other than for Cause, Death, Disability, or Retirement), or Termination by the Executive for Good Reason, Following a Change in Control

Janus has entered into a change in control agreement with Mr. Weil covering termination of his employment following a change in control. The term of the change in control agreement ends December 31, 2015, and then extends for one year upon each anniversary unless a notice not to extend is given by Janus. If a change in control (as defined in the agreement) occurs during the term of the agreement or any extension thereof, then the agreement becomes operative for a fixed two-year period from the change in control. The agreement provides generally that the terms and conditions of Mr. Weil's employment (including position, location, compensation, and benefits) will not be materially and negatively changed during the two-year period after a change in control.

In the event that Janus terminates Mr. Weil's employment other than for cause, death, disability or retirement, or if Mr. Weil resigns for "good reason" (unless the Company remedies such event within 30 days after he provides a written notice to the Company within 90 days of such event), in each case, within two years following a change in control, Janus will provide the following payments and benefits to Mr. Weil: (i) a lump sum severance payment equal to two times the annual target cash compensation in the calendar year immediately preceding the termination of employment (or if higher, in the calendar year immediately preceding the change in control); (ii) a lump sum severance payment equal to two times the value of Janus's contributions made on behalf of Mr. Weil to the Janus 401(k), Profit Sharing and ESOP Plan in the four calendar quarters prior to termination of employment (or if higher, in the four calendar quarters prior to the change in control); (iii) continued medical, dental and vision insurance benefits for 24 months for Mr. Weil and his dependents; and (iv) outplacement services for three months. Mr. Weil is not entitled to an excise tax gross-up payment. Any cash or non-cash payments will be reduced if such reduction results in a higher after-tax payment to the employee than if the full amounts were paid. Mr. Weil may also exercise any vested stock option awards until the award's expiration date.

"Good reason" arises when there is (without his express written consent): (i) a material negative change in the nature or status of his responsibilities; (ii) a material negative change to Mr. Weil's aggregate target compensation or an adverse change to the compensation calculation methodology; (iii) a relocation of the principal place of employment to a location of more than 40 miles that results in a material negative change to the geographic location where Mr. Weil primarily performs services to Janus; or (iv) a failure to assign his employment-related agreements to a successor company.

Under the terms of the change in control agreement, Janus is responsible for paying all legal fees and expenses reasonably incurred by Mr. Weil arising from any dispute concerning the interpretation or enforcement of the agreement plus interest (subject to reimbursement if he does not prevail).

Mr. Weil's LTI awards are also subject to vesting under certain circumstances upon or following a change in control as described in "Equity and Other Incentive Compensation Arrangements with Named Executive Officers" beginning on page 61.

  Termination for Death, Disability, or Retirement

If Mr. Weil's employment is terminated as a result of his death or disability, Mr. Weil (or his estate) is entitled to benefits in accordance with Janus's policies generally applicable to all employees. In addition, unvested LTI awards, other than the 2011, 2013, and 2014 PSU Awards, will immediately vest and be paid in full, and Mr. Weil (or his estate) may exercise any vested stock options at any time up to the award's expiration date following termination of employment as a result of death or disability. As a result of death or disability, the unvested PSU Awards shall vest as described beginning on page 61 under the section titled, "Equity and Other Incentive Compensation Arrangements with Named Executive Officers."

If Mr. Weil retires, and meets the age and service or age requirements as applicable, his unvested LTI awards, other than the 2011, 2013, and 2014 PSU Awards, shall vest as described beginning on page 61 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers." Mr. Weil will have five years following retirement to exercise any vested stock options.

  Bruce L. Koepfgen, George S. Batejan, Augustus Cheh and Jennifer J. McPeek

  Termination by Janus for Cause

Upon termination by Janus for cause, Messrs. Koepfgen, Batejan, or Cheh or Ms. McPeek are not entitled to any payment or benefit other than the payment of unpaid salary. In addition, outstanding unvested LTI awards for Messrs. Koepfgen, Batejan, or Cheh or Ms. McPeek will be forfeited and he or she will have three months following termination of employment to exercise any vested stock options.

  Termination by Janus (Other than for Cause, Death, Disability, or Retirement) Prior to a Change in Control

Messrs. Koepfgen, Batejan, and Cheh and Ms. McPeek are not a party to a written severance agreement covering terminations either prior to or after a change in control, and as a result, he or she is not entitled to any payment or benefit in this circumstance other than the payment of unpaid salary, except as described below.

Based on the Company's Severance Guidelines described above, if there is a termination by Janus, in this circumstance and his or her job is not being eliminated, Messrs. Koepfgen, Batejan, and Cheh and Ms. McPeek would not be entitled to any benefits under the Severance Guidelines. In the unlikely event that his or her role was eliminated, Messrs. Koepfgen, Batejan, and Cheh and Ms. McPeek would be entitled under the Severance Guidelines to a cash payment equal to a minimum of six and a maximum of 12 months' worth of his annual base salary (determined by his or her respective tenure), a pro-rata portion of his or her bonus based on the previous year's actual bonus payment (assuming he or she was terminated after July 1), and up to six months' worth of health and welfare benefits.

In addition, upon termination in this circumstance, outstanding unvested LTI awards for Messrs. Koepfgen, Batejan, or Cheh or Ms. McPeek will be forfeited and he or she will have three months following termination of employment to exercise any vested stock options.

  Termination by Executive for Any Reason Prior to a Change in Control, or Without Good Reason Following a Change in Control

If any of Messrs. Koepfgen, Batejan, or Cheh, or Ms. McPeek resign from Janus for any reason prior to a change in control, or more than two years after a change in control, or without good reason within two years after a change in control, he or she is not entitled to any payment or benefit other than the payment of unpaid salary. In addition, upon termination in any of these circumstances, outstanding unvested LTI awards for Messrs. Koepfgen, Batejan, or Cheh or Ms. McPeek will be forfeited and he or she will have three months following termination of employment to exercise any vested stock options.

  Termination by Janus (Other than for Cause, Death, Disability, or Retirement), or Termination by Executive for Good Reason, Following a Change in Control

Within two years following a change in control, upon termination by Janus (other than for cause, death, disability, or retirement), or termination by the executive for good reason, Messrs. Koepfgen, Batejan, or Cheh or Ms. McPeek are not entitled to any payment or benefit other than the payment of unpaid salary, except that their LTI awards are subject to vesting under certain circumstances upon or following a change in control as described in "Equity and Other Incentive Compensation Arrangements with Named Executive Officers" beginning on page 61.

  Termination for Death, Disability, or Retirement

If the employment of Messrs. Koepfgen, Batejan, or Cheh or Ms. McPeek is terminated as a result of his or her death or disability, he or she (or his or her estate) is entitled to benefits in accordance with Janus's policies generally applicable to all employees. In addition, all unvested LTI awards will immediately vest and be paid in full, and he or she (or his or her estate) will have one year to exercise any vested stock options following termination of employment as a result of death or disability.

If Messrs. Koepfgen, Batejan, or Cheh or Ms. McPeek retires, and meets the age and service or age requirements as applicable, his or her unvested LTI awards shall vest as described beginning on page 61 under the section titled "Equity and Other Incentive Compensation Arrangements with Named Executive Officers." Each of Messrs. Koepfgen, Batejan, and Cheh and Ms. McPeek will have five years following retirement to exercise any vested stock options.

The following table represents the aforementioned estimated payments and benefits that would have been payable as of the end of 2014. Consistent with SEC requirements, these estimated amounts have been calculated as if each NEOs employment had been terminated as of December 31, 2014, using the closing value of our common stock on December 31, 2014 ($16.13 per share).

Estimated NEO Post-Termination Payments & Benefits (1) $ actual
			Termination or Separation for (4):

Name	Payment (2) / Benefits (3)		Without Cause or for Good Reason Following a CIC	Death or Disability

Richard M. Weil	Cash Severance		$5,550,000	$–
CEO	Long-term Incentive Vesting		12,453,053	12,453,053
	Benefits		50,722	–
		Total	$18,053,775	$12,453,053

Bruce L. Koepfgen	Cash Severance		$–	$–
President	Long-term Incentive Vesting		3,246,913	3,246,913
	Benefits		–	–
		Total	$3,246,913	$3,246,913

Jennifer McPeek	Cash Severance		$–	$–
EVP and CFO	Long-term Incentive Vesting		1,094,025	1,094,025
	Benefits		–	–
		Total	$1,094,025	$1,094,025

Augustus Cheh	Cash Severance		$–	$–
President, Janus Int'l	Long-term Incentive Vesting		3,295,276	3,295,276
	Benefits		–	–
		Total	$3,295,276	$3,295,276

George S. Batejan	Cash Severance		$–	$–
EVP and Global Head	Long-term Incentive Vesting		1,029,271	1,029,271
of Tech. and Ops.	Benefits		–	–
		Total	$1,029,271	$1,029,271

(1)
None of the NEOs are entitled to any payments upon the occurrence of (i) termination by Janus for cause, (ii) termination by Janus without cause prior to the occurrence of a change in control, (iii) resignation by the NEO for any reason prior to the occurrence of a change in control, or (iv) resignation by the NEO without good reason within two years following a change in control.

(2)
Long-term incentive award vesting reflects acceleration of restricted stock, options and performance-based restricted stock units (as applicable to each participant). For performance-based restricted stock units, we have assumed that 100% of the performance criteria was met.

(3)
Benefits include medical benefits, outplacement services and any applicable retirement contributions.

(4)
Benefits are available to terminated employees under our Severance Guidelines if, among other reasons, the employee's role is eliminated. Although we believe it is highly unlikely any of our NEOs would be subject to a role elimination, in the event that their respective roles are eliminated, the NEOs would be entitled to the following cash and benefits payments: Mr. Weil: $3,281,868; Mr. Koepfgen: $1,763,168; Ms. McPeek: $1,018,843; Mr. Cheh: $1,536,675; and Mr. Batejan: $637,231

 PROPOSAL NO. 3: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(SAY ON PAY VOTE)

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we seek a vote, on a non-binding advisory basis, from shareholders to approve the compensation of the NEOs. This proposal is also referred to as the say on pay vote. At the Company's 2011 annual shareholders meeting, we submitted a non-binding advisory vote to our shareholders to determine the frequency of its future say on pay votes. A majority of shareholders approved an annual say on pay vote, and the Board of Directors agreed with the shareholders and determined that it would submit a say on pay vote to shareholders annually.

In deciding how to vote on this proposal, the Board of Directors and the Compensation Committee recommend you review the alignment between NEO compensation and performance, more fully described in the "Compensation Discussion and Analysis" section beginning on page 29, and the 2014 compensation of the NEOs in the "Summary Compensation Table" section beginning on page 57. For the reasons described in those sections, the Board of Directors urges you to approve the following resolution:

  RESOLVED, that the shareholders of Janus Capital Group Inc. approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis" section, the compensation tables and any related disclosure.

  Effect of Say on Pay Vote

Although the say on pay vote is non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on compensation and other important governance topics with shareholders. As was the case with the 2014 say on pay vote, the Board and the Compensation Committee will carefully consider the 2015 say on pay voting results in order to understand any shareholder issues with the Company's executive compensation. Shareholders who want to communicate with the Board or management should refer to "Corporate Governance – Communications with the Board of Directors" on page 18 of this Proxy Statement for additional information. However, the say on pay vote is not to be construed as overruling a decision by the Company or its Board, and, in accordance with SEC regulations, the non-binding vote does not create or imply any change to the fiduciary duties of the Company or its Board.

  Vote Required for Approval

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes, if any, will have no effect on the adoption of this proposal.

The Board of Directors recommends that you vote "FOR" advisory approval of the compensation of our named executive officers as disclosed in the "Compensation Discussion and Analysis" section, the compensation tables and any related disclosure.

PROPOSAL NO. 4: APPROVAL AND ADOPTION OF AN AMENDMENT TO THE AMENDED AND RESTATED JANUS 2010 LONG-TERM INCENTIVE STOCK PLAN TO INCREASE AUTHORIZED SHARES AND INCREASE GRANT LIMITS

  Summary

To ensure that we have the continued ability to grant equity awards to our employees and non-employee directors, which are an integral part of our compensation programs, the Board, upon recommendation by the Compensation Committee, adopted, subject to shareholder approval, an amendment (the "LTI Amendment") to the Amended and Restated 2010 LTI Plan to, among other things:

  •
  Increase by 11,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under the Amended and Restated 2010 LTI Plan;

  •
  Increase the annual individual grant limits under the Amended and Restated 2010 LTI Plan from 1,000,000 shares to 2,000,000 shares; and

  •
  Require a minimum vesting period of at least twelve (12) months for all awards granted under the Amended and Restated 2010 LTI Plan (other than (i) awards that are purchased for their fair market value and (ii) awards granted to our independent directors, which together will not exceed 5% of the share reserve) and change the effective date of the Amended and Restated 2010 LTI Plan to April 24, 2015.

As of March 2, 2015, there were 146,365 shares available for future grant under the Amended and Restated 2010 LTI Plan, and 3,342,121 stock options and 526 shares of restricted stock were available for future grant under the 2005 LTI Plan. You are being asked to approve the LTI Amendment to increase the number of common stock that can be issued under the Amended and Restated 2010 LTI Plan by 11,000,000 (representing less than 6% of our issued and outstanding shares) bringing the total number of shares available for future grants under the Amended and Restated 2010 LTI Plan as of March 2, 2015 to 11,146,365 and the total number of shares reserved for grant since the adoption of the plan to 24,400,000. Assuming a quorum is present, the affirmative vote of a majority of the common stock voted on the proposal at the meeting in person or by proxy will be required to approve this amendment to the Amended and Restated 2010 LTI Plan.

You are also being asked to (i) re-approve the specific business performance goals listed below under the section entitled "– Performance Criteria"; (ii) approve an increase in the annual individual grant limits under the Amended and Restated 2010 LTI Plan from 1,000,000 to 2,000,000 shares; and (iii) approve the eligible recipients of awards (all employees of the Company and its subsidiaries and the Company's independent contractors and non-employee directors, as described below under the section entitled "– Eligibility and Participation") under the Amended and Restated 2010 LTI Plan, which will permit the continued deductibility of awards granted under the Amended and Restated 2010 LTI Plan that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, as described below under "– Section 162(m) Awards".

Long-term equity awards are a key element of our compensation programs and accomplish the following objectives:

  •
  Align the interest of key employees with those of our shareholders and clients through increased employee ownership of the Company;

  •
  Attract, motivate and retain key employees who will contribute to our long-term financial success;

  •
  Provide incentive compensation opportunities in a highly competitive industry to encourage top talent to remain dedicated to our long-term objectives; and

  •
  Attract and retain members of our Board that are highly competent individuals upon whose judgment, initiative, leadership and continued efforts our success depends.

When the shareholders approved the increase in the number of shares available for grant under the original Janus 2010 Long-Term Incentive Plan (the "2010 LTI Plan") by 9,000,000 shares in April 2012, bringing the total number of shares available for future grants under the 2010 LTI Plan as of February 27, 2012 to 9,642,042, we stated that we believed the shares authorized would provide us the opportunity to grant equity-based awards to our employees and non-employee directors for services performed over at least the following two years. In fact, these 9,642,042 shares lasted for three years. We now need additional shares to help achieve our goals and enable us to continue making long-term equity awards to employees to incent them to grow the Company, and to attract and retain key individuals who are essential to the long-term success of the Company.

In determining the number of common stock to request for approval, our management and the Compensation Committee, in consultation with the Compensation Consultants, evaluated the dilution, historic share usage, burn rate, and the existing terms of outstanding awards under the Amended and Restated 2010 LTI Plan and our other equity plans. We believe the increased dilution resulting from the approval of the LTI Amendment is moderate and consistent with shareholder interests. For additional information on our dilution, historic share usage and burn rate, see the section entitled "– Dilution and Historical Share Usage" below.

The Board of Directors recommends a vote "FOR"
the approval of the amendment to
the Amended and Restated Janus 2010 Long-Term Incentive Stock Plan.

  Dilution and Historical Share Usage

  Dilution

Subject to shareholder approval of the LTI Amendment, 11,146,365 shares of common stock will be reserved for issuance under the Amended and Restated 2010 LTI Plan as of March 2, 2015, which represents approximately 6% of our issued and outstanding shares. The Board believes that this number of shares constitutes reasonable potential equity dilution and provides a significant incentive for employees to increase the value of the Company for all shareholders. The closing trading price of each share of the Company's common stock as of the Record Date was $16.67.

As of the Record Date, Janus had: (i) 187,239,178 shares of common stock outstanding; (ii) 2,789,338 stock options outstanding (vested and unvested, of which zero had an exercise price greater than Janus's stock price as of the Record Date; and (iii) 9,265,827 shares of unvested restricted stock and restricted stock units outstanding. The new shares available under the Amended and Restated 2010 LTI Plan would represent an additional potential equity dilution of approximately 5%. The current potential equity dilution for all of our existing equity plans is approximately 8%. Including the proposed additional shares under the LTI Amendment, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of our existing equity plans would result in a maximum potential equity dilution of approximately 13%.

  Share Usage

The annual share usage under the Amended and Restated 2010 LTI Plan and our other existing equity plans for the last three fiscal years is as follows:

		Fiscal Year 2014	Fiscal Year 2013	Fiscal Year 2012	Average

A	Total Shares Granted During Fiscal Year (1)	8,847,670	7,464,549	3,917,125	6,743,115

B	Basic Weighted Average Common stock Outstanding	182,200,000	184,600,000	183,700,000	183,500,000

C	Burn Rate (A/B)	4.86%	4.04%	2.13%	3.68%

(1)
Includes the number of options and full value awards (restricted shares and restricted stock units) granted for such year. PSUs vested are also included as full value awards granted. The number of full value awards granted for each year is multiplied by a multiplier of two based on the volatility in the Company's stock price over the preceding three years.

  Terms and Provisions

The material terms and provisions of the Amended and Restated 2010 LTI Plan, including the proposed LTI Amendment contained in this Proposal No. 4, are summarized below. This description is not intended to be complete and is qualified in its entirety by reference to the LTI Amendment, a copy of which is attached as Appendix A to this Proxy Statement, and the Amended and Restated 2010 LTI Plan that was filed as Exhibit 10.18.3 to our Form 10-K for the fiscal year ended December 31, 2013.

  General Description of the Amended and Restated 2010 LTI Plan

The following is a summary of the material terms of the Amended and Restated 2010 LTI Plan, assuming the LTI Amendment is approved by our shareholders. The 2010 LTI Plan was originally approved by our shareholders on April 29, 2010, was amended effective as of December 28, 2011 and April 26, 2012, and was amended and restated effective as of July 22, 2013. Subject to the approval of our shareholders at the Annual Meeting, the LTI Amendment will become effective as of the date of such approval (i.e., April 24, 2015, the date of our Annual Meeting), and if approved, will continue in effect until terminated by the Board except as noted below, provided that if the LTI Amendment is not approved by our shareholders, the LTI Amendment will not be effective.

No awards may be granted under the Amended and Restated 2010 LTI Plan after April 24, 2025, the 10-year anniversary of the shareholders' approval of the LTI Amendment. Any awards that are outstanding after the termination of the Amended and Restated 2010 LTI Plan, however, will remain subject to the terms of the Amended and Restated 2010 LTI Plan.

The Amended and Restated 2010 LTI Plan permits the grant of restricted stock, restricted stock units, performance share units, stock awards, stock options and SARs. The Compensation Committee generally determines who will be granted awards, the type of award to be granted, the number of shares subject to such grants, any vesting schedules and all other terms of the awards.

The Amended and Restated 2010 LTI Plan prohibits:

  •
  Repricing of stock options or SARs;

  •
  Granting of stock options with reload features;

  •
  Granting of stock options with an exercise price below fair market value on the date of grant; or

  •
  Granting of awards under the Amended and Restated 2010 LTI Plan that are subject to a vesting period of less than one year (other than awards (i) that are purchased for their fair market value and (ii) awards granted to our independent directors which together will not exceed 5% of the share reserve).

  History

As of the Record Date, there were 146,365 shares of common stock available for grant under the Amended and Restated 2010 LTI Plan. As of the Record Date, there were also 3,342,121 stock options and 526 shares of restricted stock available for future grant under the 2005 LTI Plan.

As of the Record Date, 789,038 shares were available for issuance as awards under the Janus 2012 Employment Inducement Award Plan (the "2012 EIA Plan"), out of a total of 2,000,000 shares available for issuance. In accordance with the NYSE rules, the 2012 EIA Plan only permits awards to newly hired employees of the Company or its subsidiaries to induce them to become employed by a Janus entity. Any award granted under the 2012 EIA Plan requires the issuance of a press release and NYSE notification of the additional shares being issued. The 2012 EIA Plan has not been approved by the Company's shareholders and is not frequently used for long-term incentive awards.

  Shares Authorized

24,400,000 shares of our common stock will be reserved for issuance under the Amended and Restated 2010 LTI Plan (of which, approximately 11,146,365 would be available for grant as of the date of the amendment), subject to shareholder approval of the LTI Amendment. Such shares may be issued pursuant to grants of restricted stock, restricted stock units, performance share units, stock awards, stock options and SARs during the term of the Amended and Restated 2010 LTI Plan. A participant may receive multiple awards under the Amended and Restated 2010 LTI Plan, but no eligible participant may be granted more than 2,000,000 shares during any calendar year.

Shares delivered under the Amended and Restated 2010 LTI Plan will be authorized but unissued shares of Janus common stock, treasury shares or shares purchased in the open market or otherwise. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements, or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will no longer be charged against the maximum share limitation and will be returned to the pool of shares available for issuance under the Amended and Restated 2010 LTI Plan. Notwithstanding the foregoing, shares surrendered or withheld as payment of either the exercise price of an award (including shares otherwise underlying a SAR award that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of an award will not be available for grant under the Amended and Restated 2010 LTI Plan.

  Eligibility and Participation

All employees of the Company and its subsidiaries (1,209 employees as of December 31, 2014) are eligible to receive awards under the Amended and Restated 2010 LTI Plan, but awards are generally limited to executive and management-level employees. The Amended and Restated 2010

LTI Plan also provides flexibility to grant equity-based awards to the Company's independent contractors and non-employee directors.

  Plan Administration

The Compensation Committee, composed solely of independent directors, is the administrator of the Amended and Restated 2010 LTI Plan, and determines and approves the eligible participants, the aggregate value of the awards per grant date (subject to certain awards intended to comply with Section 162(m) of the Code), the types of awards, the applicable vesting schedule (if any), and the terms and conditions of all awards. The Compensation Committee will have the discretionary authority to interpret the Amended and Restated 2010 LTI Plan; to prescribe, amend and rescind rules and regulations relating to the Amended and Restated 2010 LTI Plan; make immaterial amendments to the Amended and Restated 2010 LTI Plan; and to make all other determinations necessary or advisable for the administration of the Amended and Restated 2010 LTI Plan. The Compensation Committee may delegate authority to administer the Amended and Restated 2010 LTI Plan as it deems appropriate, subject to the express limitations set forth in the Amended and Restated 2010 LTI Plan. In the case of awards under the Amended and Restated 2010 LTI Plan to non-employee directors, the powers of the Compensation Committee will be exercised by the full Board.

Types of Awards

As described in the "Compensation Discussion and Analysis" section beginning on page 29, our current equity compensation awards to employees and non-employee directors are generally composed of restricted stock, restricted stock units and performance share units. The Amended and Restated 2010 LTI Plan also permits the Compensation Committee to grant other equity awards, including stock options and SARs. Awards that may be issued under the Amended and Restated 2010 LTI Plan are described in the table below.

Award Type	Features
Restricted Stock
• Represents shares of Janus common stock that are issued subject to restrictions on transfer and vesting requirements

•

Recipient has the same rights as a Janus shareholder

•

Subject to a minimum vesting period of at least twelve (12) months (unless purchased for fair market value or granted to our independent director, subject to a 5% cap)

Restricted Stock Units
• Provides the participant the right to receive a payment based on the value of a share of Janus common stock

•

Payable in cash, shares of Janus common stock or a combination of both

•

May be granted with related dividend equivalent rights

•

The Compensation Committee determines vesting requirements, restrictions and conditions to payment

•

Subject to a minimum vesting period of at least twelve (12) months (unless purchased for fair market value, subject to a 5% cap)

Performance Shares Units
• Provides the participant the right to receive a payment based on the value of a share of Janus common stock

•

Payable in cash, shares of Janus common stock or a combination of both

•

Granted with performance hurdles to vest

•

The Compensation Committee determines vesting requirements, restrictions and conditions to payment

•

No dividends on unvested units

•

Subject to a minimum vesting period of at least twelve (12) months (unless purchased for fair market value, subject to a 5% cap)

Award Type	Features
Stock Options

•

Entitles the participant, upon exercise and payment of the applicable exercise price, to receive the number of shares of Janus common stock underlying the portion of the stock option so exercised

•

Either non-qualified stock options or incentive stock options can be awarded

•

Exercise price of any stock option granted may not be less than the fair market value of Janus common stock on the date the option is granted

•

The exercise price may be paid in cash, in shares of Janus common stock, through a cashless exercise or as otherwise permitted by the Compensation Committee

•

The Compensation Committee can determine the terms (including vesting and forfeiture) of each stock option grant at the time of the grant

•

Generally, options terminate seven years after date of grant

•

Subject to a minimum vesting period of at least twelve (12) months (unless purchased for fair market value, subject to a 5% cap)

Stock Appreciation Rights (a "SAR")

•

Entitles the participant, upon settlement, to receive a payment (in cash or in shares of Janus stock) based on the excess of the fair market value of a share of Janus common stock over the base price of the SAR

•

Base price may not be less than the fair market value of a share of Janus common stock on the date of grant

•

Payable in cash, shares of Janus common stock or a combination of both

•

May be granted on a stand-alone basis or in tandem with a related stock option grant

•

Compensation Committee determines vesting requirements, payment and other terms

•

Generally terminate seven years after date of grant

•

Subject to a minimum vesting period of at least twelve (12) months (unless purchased for fair market value, subject to a 5% cap)

Stock Awards
• Represents shares of Janus common stock that are issued free of transfer restrictions and forfeiture conditions	• Participant is entitled to all the rights of a shareholder • May be granted for past services in lieu of bonus or other cash compensation, subject to a 5% cap

  Performance Criteria

Restricted stock, restricted stock units and other awards (other than stock options and SARs for which the value is based solely on an increase in stock price) that are intended to qualify under Section 162(m) of the Code as "performance-based compensation" shall generally vest or be granted upon the attainment of any or all (or any combination thereof) of the following specified business performance goals: (a) stock price; (b) market share; (c) sales (gross or net); (d) asset quality; (e) non-performing assets; (f) earnings per share; (g) return on equity; (h) costs; (i) operating income; (j) net income; (k) marketing-spending efficiency; (l) return on operating assets; (m) return on assets; (n) core non-interest income; (o) fund performance; (p) pre-tax margin; (q) pre-tax income; (r) levels of cost savings; (s) operating margin; (t) flows into Janus products (net or gross); (u) earnings; (v) earnings before interest, taxes, depreciation and amortization and/or (w) improvements in productivity and objective operating goals. Any of the foregoing performance measures may be applied, as determined by the Compensation Committee, in respect of the Company or any of its subsidiaries, affiliates, business units or divisions and/or their related worldwide, regional or country-specific operations (or any combination of the foregoing). Performance goals shall specify whether they are to be measured relative to budgeted or other internal goals, operations, performance or results of the Company and/or any of its subsidiaries, affiliates, business units or divisions, or relative to the performance of one or more peer groups of the Company and/or any of the Company's subsidiaries, affiliates, business units or divisions, with the composition of any such peer group to be determined by the Compensation Committee at the time the performance goal is established. Performance goals may be stated in the alternative or in combination. The Compensation Committee shall have the right (but not the obligation) to make adjustments to a performance measure to accommodate any unusual or extraordinary events to the extent such action is not inconsistent with the requirements of the performance-based exception under Section 162(m) of the Code.

  Section 162(m) Awards

The Amended and Restated 2010 LTI Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code with respect to stock options and SARs. Other awards may qualify as "performance-based compensation" under Section 162(m) if they are granted in accordance with the Company's executive compensation program and subject to performance conditions as specified in that program. Under Section 162(m), the terms of the award must state an objective formula or standard used to compute the amount of compensation payable under the award that is pre-established by the Compensation Committee within the time period specified under Section 162(m), and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable). In addition, the Compensation Committee must certify that the applicable performance criteria have been achieved prior to the payment of such awards.

  Effect of a Change of Control

Awards granted under the Amended and Restated 2010 LTI Plan are subject to a "double trigger" provision upon the occurrence of a Company "change of control" transaction. Specifically, awards granted under the Amended and Restated 2010 LTI Plan will be subject to accelerated vesting only if (i) there is a change in control of Janus (as such term is defined in the Amended and Restated 2010 LTI Plan) and (ii) within two years of the change of control, the participant's employment is terminated either by the Company without cause or for "good reason" by the participant (as such term is defined in the Amended and Restated 2010 LTI Plan). The Compensation Committee has the discretion to terminate outstanding awards as of the date of a change of control in exchange for a cash payment equal to the value of the per share consideration paid in the change of control transaction multiplied by the number of shares subject to such outstanding awards (and, in the case of stock options and SARs, less the exercise price or base price, as applicable, for such awards) for awards which are so terminated.

Transferability

No awards granted under the Amended and Restated 2010 LTI Plan may be assigned, transferred, pledged or otherwise disposed, except upon death through the participant's will, the laws of descent and distribution or through a beneficiary designation, or in the case of awards other than incentive stock options, during the participant's lifetime to immediate family members of the participant and others as may be approved by the Compensation Committee.

  Changes in Capitalization

In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of Janus common stock, appropriate and equitable adjustments may be made to the number and kind of shares of Janus common stock available for grant, as well as to other maximum limitations established under the awards granted under the Amended and Restated 2010 LTI Plan; and equitable adjustments may be made to the number and kind of shares of Janus common stock subject to outstanding awards and the exercise price of outstanding awards (including canceling awards in exchange for cash or other property).

  Term, Amendment and Termination

The Amended and Restated 2010 LTI Plan will have a term of ten years expiring on April 24, 2025, unless earlier terminated by the Board or until all shares subject to the awards granted under the

Amended and Restated 2010 LTI Plan have been purchased or acquired. The Board or the Compensation Committee may from time to time amend or modify the awards granted under the Amended and Restated 2010 LTI Plan, subject to certain restrictions including potential shareholder approval. The Board may seek the approval of any amendment or modification by the Company's shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with the terms of the Plan, Sections 162(m), 409A or 422 of the Code, NYSE or other exchange or securities market listing requirements, or for any other purpose. It is intended that no amendment or modification of the awards granted under the Amended and Restated 2010 LTI Plan will adversely affect any outstanding award without the consent of the grantee.

  New Plan Benefits

The dollar value and number of awards to be granted in the future to our employees and non-employee directors under the Amended and Restated 2010 LTI Plan are not currently determinable because the value and number of such awards are subject to the discretion of the Compensation Committee. The table below sets forth the dollar value and number of awards granted in fiscal year 2014 under the Amended and Restated 2010 LTI Plan, as then in effect, to each NEO; all current executive officers as a group; all current directors who are not executive officers as a group; and all employees, including all current officers who are not executive officers, as a group, that would be eligible to participate in the awards granted under the Amended and Restated 2010 LTI Plan:

Name and Position	Dollar Value ($)	Number of Units (#)

Richard M. Weil
Restricted Stock	2,236,001	137,178
Performance Share Units	2,236,001	137,178
Stock Options	–	0

Bruce L. Koepfgen
Restricted Stock	800,001	73,462
Stock Options	–	0

Augustus Cheh
Restricted Stock Units	896,190	81,673
Stock Options	–	0

George S. Batejan
Restricted Stock Units	285,002	26,171
Stock Options	–	0

Jennifer J. McPeek
Restricted Stock Units	299,998	27,548
Stock Options	–	0

Executive Group
Restricted Stock	3,621,002	264,359
Performance Share Units	2,236,001	137,178
Restricted Stock Units	896,190	81,673

Non-Executive Director Group
Restricted Stock Units	855,714	70,352
Stock Options	–	0

Non-Executive Officer Employee Group
Restricted Stock Units	48,909,424	3,944,590
Stock Options	–	0

  Federal Income Tax Consequences

The following discussion is a brief summary of the principal U.S. federal income tax consequences of the awards granted under the Amended and Restated 2010 LTI Plan under the provisions of the Code, as currently in effect. These rules are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon the participant's individual circumstances.

  Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on the disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a "disqualifying disposition"), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option, over the option price (or, if lower, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term or long-term capital gain, depending on the holding period of the shares. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee's income as compensation. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

  Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee's basis in such shares is equal to the sum of the option price plus the amount to be included in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company's common stock in payment of the option price, then the following generally will apply: (i) a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; (ii) the optionee's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged; (iii) the optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; (iv) the optionee's basis in such excess shares will be equal to the amount of such compensation income; and (v) the holding period in such shares will begin on the date of exercise.

  SARs

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time such cash is received. If an employee receives the appreciation inherent in the SARs in shares of common stock, the spread between the then current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

  Other Awards

The current U.S. federal income tax consequences of other awards authorized under the awards granted under the Amended and Restated 2010 LTI Plan are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) restricted stock unit awards are generally subject to ordinary income tax at the time of payment; and (iii) stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

  Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each "covered employee" (the chief executive officer and the three other most highly compensated executive officers of the Company other than the chief financial officer) to no more than $1 million. Excluded from total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Code. As noted above, performance-based awards granted under the awards granted under the Amended and Restated 2010 LTI Plan are intended to be excluded from computation of the $1 million limitation. If approved by the Company's shareholders, the awards granted under the Amended and Restated 2010 LTI Plan will enable the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

  Tax Treatment of Awards Granted to Non-Employee Directors and Non-US Employees

The grant and exercise of options and awards under the awards granted under the Amended and Restated 2010 LTI Plan to non-employee directors and to employees outside the United States may be taxed on a different basis.

  Registration with the SEC

We intend to file with the SEC a registration statement on Form S-8 covering the common stock reserved for issuance under the Amended and Restated 2010 LTI Plan.

  Vote Required for Approval

Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes, if any, will have no effect on the adoption of this proposal.

Equity Compensation Plan Information

The following table presents information, determined as of March 2, 2015, about outstanding awards and shares remaining available for issuance under the Company's equity-based LTI plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity comp plans approved by shareholders (1)	2,312,759	$8.72	3,489,012 (4)

Equity comp plans not approved by shareholders (2)	476,579	$11.81	789,038

Total (3)	2,789,338	$9.25	4,278,050

(1)
Includes Janus's 1998 Long Term Incentive Plan ("1998 LTI Plan"), the 2005 LTI Plan, and the Amended and Restated 2010 LTI Plan.

(2)
Consists of the 2004 EIA Plan and the 2012 EIA Plan (collectively the "EIA Plans"). In accordance with the NYSE Listing Standards, the EIA Plans only permit awards to newly hired employees of the Company or its subsidiaries to induce them to become employed by a Janus entity. Any equity award granted under the EIA Plans requires the issuance of a press release and NYSE notification of the additional shares being issued.

(3)
Weighted average remaining term for outstanding stock options as of March 2, 2015 was 1.54 years.

(4)
As of March 2, 2015, approximately 3,342,121 stock options and 526 shares of restricted stock were available for future issuance under the 2005 LTI Plan, and zero (0) shares of common stock were available for future issuance under the 1998 LTI Plan. As of March 2, 2015, approximately 146,365 shares were available for future issuance under the Amended and Restated 2010 LTI Plan (includes 469,850 reserved shares representing 200% of Mr. Weil's 2013 and 2014 PSU Awards). Also, Janus had 9,265,827 shares of unvested restricted stock and restricted stock unit awards outstanding as of March 2, 2015 (includes 234,925 unvested shares representing 100% of Mr. Weil's 2013 PSU Award and 2014 PSU Award).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and beneficial owners of more than 10% of the Company's equity securities to file reports of holdings and transactions in its equity securities with the SEC and the NYSE generally within two business days of a reportable transaction. The Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely on its review of Section 16 reports prepared by or furnished to the Company, we believe that all Section 16(a) SEC filing requirements applicable to its directors and executive officers for the fiscal year ended December 31, 2014 were timely met, with the exception of one Form 4 for

Mr. Fredericks (with respect to Mr. Frederick's annual stock grant) and one Form 4 for Mr. Armour (with respect to a purchase of Company shares of common stock by Mr. Armour's broker upon receipt of our quarterly cash dividend).

Shareholder Proposals for the 2016 Annual Meeting

Under SEC rules, shareholders intending to present a proposal at the Company's 2016 annual shareholders meeting ("2016 Annual Meeting") and have it included in the Proxy Statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act must submit the proposal in writing to: Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206. We must receive the proposal no later than November 14, 2015.

Shareholders intending to present a proposal at the 2016 Annual Meeting but not include it in the Company's Proxy Statement, and shareholders intending to nominate a person for election to the Board of Directors must comply with the requirements set forth in the Bylaws. The Bylaws require, among other things, that a shareholder must submit a written notice of intent to present such a proposal or to make such a nomination and set forth other information specified in the Bylaws. The notice must be received by the Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, no more than 120 days and no less than 90 days prior to the anniversary date of the immediately preceding year's annual meeting. Therefore, we must receive any such notice for the 2016 Annual Meeting no earlier than December 26, 2015, and no later than January 25, 2016. If the notice is received before December 26, 2015, or after January 25, 2016, it will be considered untimely and we will not be required to present the proposal or nominee for voting at the 2016 Annual Meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Householding

Under SEC rules, we are permitted to deliver a single copy of the Notice and, if requested, Proxy Statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called "householding", allows us to reduce the number of copies of these materials that we must print and mail. Even if householding is used, each shareholder will continue to receive, if requested, a separate proxy card or voting instruction card.

We are not householding with respect to this Proxy Statement for those shareholders who hold their shares directly in their own names. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for the Notice and, if requested, Proxy Statement for your respective accounts, then please contact us at Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, Attention: Corporate Secretary, 888-834-2536.

If your household received a single Notice and, if requested, Proxy Statement, but you would like to receive your own copy, please contact us at Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, Attention: Corporate Secretary, 888-834-2536, and we will promptly send you a copy. Although not initiated by the Company, some brokers and nominees who hold Company shares on behalf of shareholders may be participating in the practice of householding the Notice and, if requested, the Proxy Statement for those shareholders. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single copy of the Notice and, if requested, Proxy Statement, please contact ADP Investor Communication Services at 800-542-1061 and inform them of your request, or contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement are available at www.proxyvote.com and on the Company's website at ir.janus.com in the "Documents" subsection under "SEC Filings."

APPENDIX A

AMENDMENT TO
AMENDED AND RESTATED JANUS 2010 LONG-TERM INCENTIVE STOCK PLAN

The Amended and Restated Janus Capital Group Inc. 2010 Long-Term Incentive Stock Plan (the "Plan") is hereby amended as follows, effective April 24, 2015:

1.
Section 2.2 is hereby amended by deleting and replacing it with the following sentence:

  "Award" means Options (including Incentive Stock Options), Restricted Shares (awarded as Shares or Share Units), stock appreciation rights (SARs) or Shares granted under the Plan.

2.
Section 2.16 is hereby amended by deleting and replacing it with the following sentence:

  "Effective Date" shall mean April 24, 2015.

3.
The first sentence of Section 4.1 of the Plan is hereby amended by deleting and replacing it with the following sentence:

  "Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under the Plan shall be 24,400,000 (all of which may be granted as Incentive Stock Options)."

4.
The third sentence of Section 4.1 of the Plan is hereby amended by deleting and replacing it with the following sentence:

  "The total number of Shares for which Awards may be granted to any Grantee in any calendar year shall not exceed 2,000,000."

5.
Article 5 of the Plan is hereby amended by adding the following new Section 5.4 to Article 5 and renumbering current Sections 5.4 through 5.9 as Sections 5.5 through 5.10:

  "Minimum Vesting Period. Subject to Article 12 and Section 5.6 of the Plan, all Awards granted under the Plan (other than (i) Awards that an Eligible Person purchases for their Fair Market Value (including Awards that an Eligible Person elects to receive in lieu of fully vested compensation that is otherwise due) and (ii) Awards granted to non-employee directors of the Company or any Subsidiary, which together shall not exceed more than five percent (5%) of the Shares reserved for issuance under the Plan) shall be granted subject to a minimum vesting period of at least twelve (12) months."

6.
Section 8.3 is hereby amended by deleting the last three sentences of such section.

7.
Except as amended above, the Plan shall remain in full force and effect.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 p.m. Eastern time on April 23, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 11:59 p.m. Eastern time on April 23, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. JANUS CAPITAL GROUP INC. 151 DETROIT STREET DENVER, CO 80206 M83236-P60400-Z65055 JANUS CAPITAL GROUP INC. The Board of Directors recommends you vote FOR the following proposal: 1. Election of Directors Abstain Against For Nominees: ! ! ! 1a. Timothy K. Armour ! ! ! 1b. G. Andrew Cox The Board of Directors recommends you vote FOR proposals 2, 3 and 4: Abstain For Against ! ! ! 1c. Jeffrey J. Diermeier 2. Ratification of the Audit Committee's appointment of Deloitte and Touche LLP as the Company's independent auditor for fiscal year 2015. ! ! ! ! ! ! 1d. Eugene Flood, Jr. ! ! ! ! ! ! 3. Approval of our named executive officers' compensation. 1e. J. Richard Fredericks ! ! ! ! ! ! 4. Approval and adoption of an amendment to the Amended and Restated Janus 2010 Long Term Incentive Stock Plan. 1f. Deborah R. Gatzek ! ! ! 1g. Seiji Inagaki NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! 1h. Lawrence E. Kochard ! ! ! 1i. Glenn S. Schafer ! ! ! 1j. Richard M. Weil ! ! ! 1k. Billie I. Williamson Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M83237-P60400-Z65055 JANUS CAPITAL GROUP INC. Annual Meeting of Shareholders April 24, 2015 10:00 AM This proxy is solicited by the Board of Directors By signing the proxy, you revoke all prior proxies and appoint Richard M. Weil and Bruce L. Koepfgen, and each acting in the absence of the other, with full power of substitution, the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments or postponements. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side